     As filed with the Securities and Exchange Commission on July 15, 1999

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           Bombardier Capital CF II Inc.
              (Exact name of Registrant as specified in its charter)


            Delaware                                      P.O. Box 200                                        59-3586233
  (State or other jurisdiction                       1600 Mountain View Drive                              (I.R.S. Employer
of incorporation or organization)                    Colchester, Vermont  05446                          Identification Number)
                                                          (802) 655-2607
                                        (Address, including zip code, and telephone number,
                                    including area code, of Registrant's principal executive offices)

                              --------------------

                                GEORGE W. CALVER
                                  P.O. Box 200
                            1600 Mountain View Drive
                            Colchester, Vermont 05446
                                 (802) 655-2607
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   Copies to:

  STEVEN J. MOLITOR, ESQ.                                 SIEGFRIED KNOPF, ESQ.
Morgan, Lewis & Bockius LLP                                 Brown & Wood LLP
      101 Park Avenue                                    One World Trade Center
 New York, New York  10178                              New York, New York 10048
       212-309-6183                                           212-839-5334

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed                  Proposed
         Title of Each                                             Maximum                   Maximum                 Amount of
      Class of Securities              Amount to be             Offering Price         Aggregate Offering           Registration
        to be Registered                Registered                Per Share*                 Price*                     Fee
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates.....          $1,000,000                   100%                  $1,000,000                   $278
====================================================================================================================================

(*) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus supplement and prospectus are delivered. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities in any state where it is not permitted.


           PRELIMINARY PROSPECTUS SUPPLEMENT DATED __________ __, 1999
                              SUBJECT TO COMPLETION


PROSPECTUS SUPPLEMENT                                                     [LOGO]
(To Prospectus dated ________ __, 199_)


                               $__________________
                      BCI CONSUMER RECEIVABLE TRUST 1999-__
          $________________ ____% ASSET BACKED CERTIFICATES, CLASS A-1
      $________________ FLOATING RATE ASSET BACKED CERTIFICATES, CLASS A-2


                          BOMBARDIER CAPITAL CF II INC.
                                    DEPOSITOR
                             BOMBARDIER CAPITAL INC.
                               SELLER AND SERVICER


------------------------------------------
INVESTING IN THESE CERTIFICATES INVOLVES
RISKS. YOU SHOULD NOT PURCHASE THESE
CERTIFICATES UNLESS YOU FULLY UNDERSTAND
THEIR RISKS AND STRUCTURE. SEE "RISK
FACTORS" BEGINNING ON PAGE S-__ OF THIS
PROSPECTUS SUPPLEMENT.

The certificates will be obligations of
the Trust only. Neither the certificates
nor the assets of the Trust will be
obligations of Bombardier Capital CF Inc.,
Bombardier Capital Inc. or any of their
respective affiliates.
------------------------------------------

GENERAL:

  Bombardier Consumer Receivable Trust 1999-___ will issue the above Class A Certificates. The trust's main source of funds for making payments on the Class A Certificates will be collections on the pool of receivables owned by the trust and a bond insurance policy. The receivables consist of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment.

  Interest and principal will be payable on the __th of each month. The first payment will be due ___________, 1999.

  Principal will be paid on the Class A Certificates pro rata.


CREDIT ENHANCEMENT:

  The Class A Certificates will be entitled to the benefit of an irrevocable financial guaranty insurance policy to be issued by ____________ which will unconditionally and irrevocably guarantee certain payments on the Class A Certificates.

                                 [Insurer Logo]

  [A reserve account will be funded with an initial balance of $_________.]

  [The Class A Certificates will be overcollateralized since the principal balance on ________, 199_ of the receivables owned by the trust ($_____) will exceed the initial principal balance of the Class A Certificates by $________.]


                              OFFERING INFORMATION:

                                                                         PROCEEDS TO
                                      PRICE TO        UNDERWRITING      THE DEPOSITOR
                                       PUBLIC           DISCOUNT       BEFORE EXPENSES
                                       ------           --------       ---------------
Per Class A-1 Certificate.......... ____________%     ____________%     ____________%
Per Class A-2 Certificate.......... ____________%     ____________%     ____________%
Total..........................     $                 $                 $
                                    ============      ============      ============

                                             ---------------

     The underwriters' offer of the certificates is subject to certain conditions which are discussed in the "Underwriting" section of this prospectus supplement. We expect that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company and Cedel Bank, societe anonyme and the Euroclear System on or about _____________.

     Neither the SEC nor any state securities commission has approved or disapproved the Class A Certificates or determined that this prospectus supplement and prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------

                               MERRILL LYNCH & CO.

                           ---------------------------

        The date of this Prospectus Supplement is ___________ ___, 199_.

                  TABLE OF CONTENTS

Caption                                          Page
-------                                          ----
IMPORTANT NOTICE..................................S-4

SUMMARY...........................................S-5

RISK FACTORS......................................S-8

The Servicer's Limited Delinquency, Loss and
   Repossession Experience .......................S-8
Geographic Concentration of Receivables...........S-8
Limited Assets of the Trust.......................S-8
Maturity and Prepayment Considerations............S-8
The Class A Certificates May Lack Liquidity.......S-9
The Lack of Physical Class A Certificates May
   Cause Delays in Payment and Difficulties
   in Pledging....................................S-9
Ratings...........................................S-9
Certain Legal Aspects Relating to the Ownership
   and Enforceability of Receivables .............S-9
Risks to Investors upon an Insolvency of
   the Seller....................................S-10
Year 2000 Readiness Disclosure: You Could be
   Adversely Affected in Absence of Year
   2000 Compliance...............................S-10

The Trust........................................S-11
General..........................................S-11
Capitalization of the Trust......................S-12
The Trustee......................................S-12

The Trust Property...............................S-12

The Receivables Pool.............................S-13
General..........................................S-13
Certain Other Characteristics....................S-13


CHARACTERISTICS OF THE RECEIVABLES...............S-13

Bombardier Capital Inc...........................S-18
Delinquency, Loss and Repossession Information...S-18

Delinquency Experience...........................S-18
Weighted Average Life of the Certificates........S-20

Description of the Class A Certificates..........S-22
General..........................................S-22
Distributions....................................S-23
Interest.........................................S-23
Principal........................................S-24
Reserve Account..................................S-25
Optional Redemption..............................S-26
Description of the Trust Documents...............S-26
Accounts.........................................S-26
Distributions....................................S-26
Statements to Securityholders....................S-27
Administrator....................................S-28
The Bond Insurance Policy........................S-28
The Insurer......................................S-30
Rights of the Insurer............................S-32


CERTAIN FEDERAL AND STATE INCOME
   TAX CONSEQUENCES..............................S-32

ERISA Considerations.............................S-33

Underwriting.....................................S-34

Legal Matters....................................S-35


INDEX OF DEFINED TERMS IN PROSPECTUS
   SUPPLEMENT....................................S-36

                 IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

       Information about the offered securities is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered securities; and (b) this prospectus supplement, which describes the specific terms of the offered securities. IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

       You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

       This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                                     SUMMARY

This summary contains only selected information about the Class A Certificates and does not contain all information that you should consider in making your investment decision. To fully understand the terms of the Class A Certificates, you should read the remainder of this prospectus supplement and the accompanying prospectus in their entirety.


OFFERED SECURITIES

We are forming a trust to be named "BCI Consumer Receivable Trust 1999__". The trust will issue the following classes of certificates:

$________ ___% Asset Backed Certificates, Class A-1 and $________ Floating Rate Asset Backed Certificates, Class A-2.

We are offering the certificates by means of this prospectus supplement and the accompanying prospectus. The Class A-1 Certificates and Class A-2 certificates will represent fractional undivided interests in the trust.


SECURITIES NOT OFFERED

The trust will also issue $__________ principal amount of Asset Backed Certificates, Class B. The Class B Certificates will represent fractional undivided interests in the trust. The Class B Certificates are not being offered hereby and the description of them in this prospectus supplement is intended only to provide you with a better understanding of the Class A Certificates. Payments on the Class B Certificates are subordinated to the Class A Certificates. The Class B Certificates will be held initially by the Depositor. The "Certificates" consist of the Class A Certificates and Class B Certificates. The certificates will be held initially by us.


TRUST ASSETS

The trust's main source of funds for making payments on the Class A Certificates will be collections on its receivables and the bond insurance policy.

The receivables will consist of conventional retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment. The receivables have been either originated by Bombardier Capital Inc. through dealers or purchased by it in the ordinary course of business. The receivables are generally prepayable at any time without penalty.

The bond insurance policy will be issued by [_______________] for the benefit of the certificateholders. See "The Bond Insurance Policy" in this prospectus supplement.


SELECTED RECEIVABLE DATA AS OF _____________, 1999

Number of receivables _________
Aggregate unpaid principal balance $________
Range of unpaid principal balances
        $_______ $________
Average unpaid principal balance _________
Range of financing rates  _______%-_______%
Weighted average financing rate   _______%
Range of remaining terms to maturity
        ____months  ____months
Weighted average remaining term to maturity
        ____months
Weighted average contract or promissory note age
        ____months
[Range of original loan-to-value ratios
        _______%-_______%]
[Weighted average original loan-to-value ratio
        _______%]

The data relating to the remaining term to maturity above assumes that scheduled payments on the receivables after __________ __, 1999 are received when due and without prepayment.

The figure for "weighted average contract or promissory note age" is based on the number of months from and including the first monthly payment to and including _________ __, 1999.


PRINCIPAL PARTIES

TRUST - BCI Consumer Receivables Trust 1999-1, a Delaware business trust, will issue the certificates.

DEPOSITOR - Bombardier Capital CF II Inc., a Delaware special purpose corporation will form the trust and will deposit the receivables into the trust.

SELLER - Bombardier Capital Inc. will sell the receivables to the depositor. See "Bombardier Capital Inc." in the prospectus.

SERVICER - Bombardier Capital Inc. will service the receivables on behalf of the trust.

TRUSTEE - [_________________], a Delaware trust company, will act as trustee for the trust.

INSURER - _________________ will provide an irrevocable financial guaranty insurance policy which will unconditionally and irrevocably guaranty certain payments on the Class A Certificates. See -- "The Bond Insurance Policy" in this prospectus supplement for a description of this policy.

Closing Date

We expect that the Class A Certificates will be issued and purchased by the underwriters on or about __________ __, 1999.


DISTRIBUTIONS ON THE CLASS A CERTIFICATES

General

You will receive payments of interest and principal on the Class A Certificates monthly on each distribution date. Distribution dates will occur on the __th day of each month, or the first business day after the __th beginning in ________ __, 1999.


INTEREST PAYMENTS

On each payment date, you will be entitled to interest accrued on your Class A Certificates since the last distribution date. For the __________ __, 1999 distribution date, interest will accrue from the closing date.

PER ANNUM INTEREST RATES. The Class A-1 Certificates will accrue interest at a fixed rate per annum of ___%:

         The Class A-1 Certificates will accrue interest on the basis of a 360 day year of 30-day months. This means that on each distribution date, 30 days of interest will have accrued on the Class A-1 Certificates, regardless of the actual number of days since the last distribution date.

         The Class A-2 Certificates will accrue interest on the basis of the actual number of days in each year, divided by 360. This means that on each distribution date, the number of days of interest that will have accrued on the Class A-2 Certificates will be the actual number of days since the last distribution date.

DETERMINATION OF LIBOR - LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. See "Description of the Notes--Interest" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 (or similar replacement page). The LIBOR determination date is the second London business day prior to each distribution date and the closing date. On each distribution date, the interest rate on the Class A-2 certificates will adjust based on that determination.


PRINCIPAL PAYMENTS

AMOUNT OF PRINCIPAL PAYABLE ON EACH DISTRIBUTION DATE. The trust will make payments of principal on the notes on each payment date in an amount generally equal to the total amount collected as principal payments on the receivables, plus, in certain circumstances the principal balance of defaulted receivables.

PAYMENT AMONG CLASSES. Principal payments will be made on the Certificates pro rata.

STATED MATURITY DATE. The trust is required to pay the outstanding principal amount of the certificates, to the extent not previous paid, by ________ __, ____,

OPTIONAL REDEMPTION. The trust may, but is not obligated to, redeem at par the outstanding certificates in whole, but not in part, on any distribution date on which the depositor exercises its option to purchase the receivables. The depositor may purchase the receivables once the aggregate principal balance of the receivables has declined to [15]% or less of their balance as of __________ __, 1999.


CREDIT ENHANCEMENT

Bond Insurance Policy

You will have the benefit of an irrevocable financial guaranty insurance policy
issued by [      ]. See-- "The Insurer" in this prospectus supplement.

This bond insurance policy will permit claims to be made on it in circumstances where collections on the receivables are insufficient to pay interest and in certain cases principal due on the Class A Certificates. See -- "The Bond Insurance Policy" for a description of procedures and conditions for claims on the policy.

In all cases, amounts held in the reserve account, and available amounts from collections on the receivables, must be exhausted before a claim can be made on the bond insurance policy. In addition, the insurer will be entitled to direct certain actions of the servicer and the trustee and shall control all certificateholder consents, approvals and directions under the indenture.

Reserve Account

You will also have the benefit of funds held on reserve in the reserve account by the trust. The initial amount in the reserve account will be ___% of the principal balance of the Class A Certificates as of the closing date. The trustee will apply funds in the reserve account to make payments due on the Class A Certificates that are not covered by collections on the receivables. The reserve account will be reinstated to its required amount if sufficient funds are available after making payments due on the Class A Certificates.

Subordination of Class B Certificates;
Overcollateralization.

On each distribution date, the trustee will apply the trust's available funds (as described in this document):

         first, to pay interest on the Class A
         Certificates;

         second, to pay the principal due on the
         certificates pro rata; and

         third, if necessary, to restore the reserve account to its required level.

In the event that the trust's available funds are insufficient to pay the outstanding principal amount of the certificates, this shortfall will be met first by the nonpayment of principal on the Class B Certificates and then by the nonpayment of principal on the Class A-2 Certificates, as necessary.

The Class A Certificates will be overcollateralized since the principal balance of the receivables on __________ __, 1999 will exceed the initial principal balance of the Class A certificates by approximately $__________. This overcollateralization will be represented by the Class B certificates. The overcollateralization of the Class A Certificates is intended to decrease the likelihood that the trust will default in making payments due on the Class A Certificates.


RATINGS

Before the Class A certificate can be issued, we must obtain a rating on the notes of "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. The ratings of the Class A Certificates will depend primarily on an assessment by these rating agencies of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would therefore be likely to result in a reduction in the rating of the Class A Certificates. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.


FEDERAL INCOME TAX MATTERS

In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, the Class A Certificates will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See "Certain Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.


ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

         The Class A Certificates are not suitable investments for all investors. In particular, you should not purchase any of the Class A Certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

         The Class A Certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


THE SERVICER'S LIMITED DELINQUENCY, LOSS AND REPOSSESSION EXPERIENCE

         You will be relying on Bombardier Capital Inc. both for its origination and underwriting of the receivables securing the notes and for its ongoing servicing of those receivables. Although Bombardier Capital Inc. has been in business for over 23 years, Bombardier Capital Inc.'s Consumer Finance Division began underwriting and servicing retail installment contracts for consumer products and equipment in May 1997. Thus, with less than two years of operating history, Bombardier Capital Inc.'s operations in this area may entail a higher level of risk than that found in more established operations. These risks include a potential increase in delinquencies and defaults on the receivables associated with the development of new computer systems and the opening of additional servicing facilities by Bombardier Capital Inc. or its affiliates. There can be no assurance that the delinquency and loss experience on the receivables will not exceed industry norms. Bombardier Capital Inc. does not currently have extensive historical loss data on its consumer finance receivable portfolio.


GEOGRAPHIC CONCENTRATION OF RECEIVABLES

Approximately __%, __%, __% and __% of the receivables (by aggregate principal balance as of __________ 1, 1999) are expected to be located in the states of ___, ___, ___ and ___. Consequently, losses and prepayments on the receivables and the resulting payments on the Class A Certificates may be affected significantly by adverse economic conditions or other factors particularly affecting these states. Measured by aggregate principal balance on _______________ 1, 1999, no more than [5]% of the receivables will be located in any other state.


LIMITED ASSETS OF THE TRUST

The trust will not have any significant assets or sources of funds to make payments on the Class A Certificates other than the receivables, the reserve account and the bond insurance policy. If for any reason the policy is unavailable, you will be relying for repayment of your Class A Certificates solely upon payments on the receivables and amounts, if any, in the reserve account. Although funds in the reserve account may be available to cover shortfalls in distributions of interest and principal on the Class A Certificates, the amounts available in the reserve account are limited. If the reserve account becomes depleted and the policy becomes unavailable, the trust will depend solely on current collections on the receivables to make payments on the Class A Certificates.


MATURITY AND PREPAYMENT CONSIDERATIONS

         Each receivable generally may be prepaid at any time at the option of the obligor on that receivable and must be prepaid if the obligor sells the product securing the receivable. Prepayments may also occur as a result of defaults, casualties to the related products, death of an obligor or other reasons. Also, the depositor and the seller may be required to repurchase one or more receivables from the trust in certain circumstances as a result of breaches of representations and warranties, and the depositor will have the right to purchase all remaining receivables from the trust when their balance has declined to [15]% or less of the initial balance. See "Description of the Trust Documents--Sale and Assignment of Receivables" and "--Termination" in the prospectus and "Description of the Class A Certificates--Optional Redemption" in this prospectus supplement. Each such prepayment, repurchase or purchase will shorten the average life of the Class A Certificates. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance.

You will bear all reinvestment risks resulting from a faster or slower rate of prepayment on the receivables and from the rate of principal payments on the Class A Certificates.


THE CLASS A CERTIFICATES MAY LACK LIQUIDITY

         The underwriters intend to make a market for the purchase and sale of the Class A Certificates after their initial issuance but have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Class A Certificates readily or at desirable prices.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which the Class A Certificates can be sold.


THE LACK OF PHYSICAL CLASS A CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND DIFFICULTIES IN PLEDGING

         You may hold Class A Certificates only in book-entry form through The Depository Trust Company, Euroclear or Cedel Bank. Your ability to pledge a Class A Certificate to a person that does not participate in those systems may be limited because of the lack of a physical certificate. In addition, Class A Certificate payments will not be made directly to you. Instead, the trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the Class A Certificates.


RATINGS

         The ratings of the Class A Certificates will depend primarily on an assessment by the Moody's and S&P of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would likely result in a corresponding reduction in the rating of the Class A Certificates. The rating by the rating agencies of the Class A Certificates is not a recommendation to you to purchase, hold or sell the Class A Certificates. For example, the rating does not comment as to the price at which the Class A Certificates are being offered to you, or suitability of the Class A Certificates for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In addition, ratings assess credit risk and do not address likelihood of prepayments.


CERTAIN LEGAL ASPECTS RELATING TO THE OWNERSHIP AND ENFORCEABILITY
OF RECEIVABLES

         Under the Pooling and Servicing Agreement, the depositor will grant a security interest in the receivables to the trustee for your benefit. This security interest will be perfected by the filing of Uniform Commercial Code financing statements in Vermont, Nevada and Florida. To facilitate servicing and save administrative costs, however, certain steps which could further protect your rights under the Uniform Commercial Code will not be taken. First, Bombardier Capital Inc., as servicer, and not the trustee will maintain custody of the receivable files. Also, the receivables will not be stamped or otherwise marked to indicate that they have been sold to the trust. If, in the absence of these steps, through inadvertence or otherwise, any of the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, there is a risk that such party will acquire an interest in the receivables superior to the interest of the trustee and the certificateholders.

         Due to the administrative burden and expense, the documents reflecting Bombardier Capital Inc.'s security interest in the products securing the receivables will not be amended to reflect the assignment of the security interests in the products by Bombardier Capital Inc. to the depositor or by the depositor to the trustee. In the absence of such an amendment, the trustee may not have a perfected security interest in the products securing the receivables. In addition, in certain cases, Bombardier Capital Inc., as servicer, does not as part of its standard procedures file Uniform Commercial Code financing statements for certain classes of products. Thus the security interest in a particular product that has been assigned to the trustee may not have been perfected in the first instance. Moreover, statutory liens for repair or unpaid taxes may have priority even over perfected security interests in the products. See "Description of the Trust Documents--Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables" in the prospectus. The lack of a perfected security interest in a particular product could prevent the trust from realizing on that product in the event of a receivable default.


RISKS TO INVESTORS UPON AN INSOLVENCY OF THE SELLER

         The seller and the depositor intend that the transfer of receivables to the depositor will constitute a sale, rather than a pledge of the receivables to secure indebtedness of the seller. For accounting purposes, the seller and the depositor intend that the transfer of receivables be treated as a financing. If the seller were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession might attempt to include the receivables in the seller's bankruptcy estate. To do so it might argue that the transfer of receivables by the seller was in fact a pledge of the receivables rather than a an absolute transfer and assignment. Alternately or in addition, it might argue that the assets of the depositor, including the receivables, should be consolidated into the seller's bankruptcy estate. Either of these positions, if presented to or accepted by a court, could cause the trust to experience a delay in or reduction of collections on the receivables.


YEAR 2000 READINESS DISCLOSURE: YOU COULD BE ADVERSELY AFFECTED IN ABSENCE OF YEAR 2000 COMPLIANCE

         Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or certain external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the certificates.

         With respect to the year 2000 problem, The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier has not independently verified the information provided to it by The Depository Trust Company.

         However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

         impress upon them the importance of their services being year 2000 compliant; and determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

In addition, The Depository Trust Company has stated that it is in the process of developing these contingency plans as it deems appropriate.

         If problems associated with the year 2000 problem were to occur with respect to The Depository Trust Company and the services described above, payments to you could be delayed or otherwise adversely affected.


                                    THE TRUST

GENERAL

         BCI Consumer Receivable Trust 1999-_ (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to a Pooling and Servicing Agreement dated as of __________ 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer and the trustee under the Trust Agreement (the "Trustee"). The Trust will be formed solely for the purpose of engaging in the transactions described in this prospectus supplement. After its formation, the Trust will not engage in any activity other than:

                   (1) acquiring, holding and managing a pool of retail installment sales contracts and promissory notes (the "Receivables") secured by various consumer products and equipment (the "Products") and the other assets of the Trust and proceeds therefrom;

                  (2) issuing the Class A-1 and Class A-2 Certificates (the "Class A Certificates") and the Class B Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates");

                  (3) making payments on the Certificates; and

                  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         Not including the amounts allocated in the Reserve Account, the Trust
will initially be capitalized with equity equal to approximately $[     ], which
is the difference between the aggregate principal amount of the Receivables as of __________ 1, 1999 (the "Cut-Off Date") and the initial aggregate principal amount of the Class A Certificates (assuming that the aggregate principal amount of the Receivables as of the Cut-off Date will be equal to $____________). The equity in the Trust, including the right to receive distributions from the Reserve Account, will be evidenced by the Certificates issued by the Trust to the Depositor, which may thereafter hold such equity or sell or otherwise transfer it. The net proceeds from the sale of the Class A Certificates will be used by the Trust to purchase the Receivables from the Seller pursuant to the Receivables Purchase Agreement (the "Receivables Purchase Agreement"), dated as of __________ 1, 1999, among the Depositor, the Trust and Bombardier Capital Inc. as servicer (in this capacity, the "Servicer"). Simultaneously, Bombardier Capital Inc., in its capacity as seller under the Transfer Agreement (in this capacity, the "Seller") will have [contributed] [sold] and absolutely assigned the Receivables to the Depositor pursuant to a Transfer Agreement, dated as of __________ 1, 1999 (the "Transfer Agreement") between the Seller and the Depositor.

         The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

         CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Certificates had taken place on that date:

Class A-1 Certificates....................      $ ___,___,___
Class A-2 Certificates....................        ___,___,___
Class B Certificates......................        ___,___,___
         Total............................      $ ___,___,___

                                                =============


THE TRUSTEE

         [Trustee] is the Trustee under the Pooling and Servicing Agreement. ____________ is a __________ banking corporation and its principal offices are located at ___________________________________________. The Trustee will perform limited administrative functions under the Pooling and Servicing Agreement. The Trustee's liability in connection with the issuance and sale of the Certificates is limited solely to the express obligations of the Trustee as set forth in the Pooling and Servicing Agreement.


                               THE TRUST PROPERTY

         The Trust Property will include, among other things:

                  (1) the Receivables;

                  (2) all rights to receive payments due thereon on or after the Cut-off Date, excluding certain insurance premiums, late fees and other servicing charges;

                  (3) amounts held in the Collection Account, the Reserve Account and certain other accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below, including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and all proceeds thereof;

                  (4) an assignment of the security interests of the Seller in the Products securing the related Receivables;

                  (5) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products and the Obligors; and

                  (6) certain other rights under the Trust Documents.

See "The Receivables" and "Description of the Trust Documents--Collections" in the accompanying prospectus.

         The Servicer, as custodian on behalf of the Trust, will hold each original contract evidencing a Receivable, as well as copies of documents and instruments relating to that Receivable and evidencing the security interest in the Product securing that Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, and the interests of Certificateholders in the Receivables under the Pooling and Servicing Agreement, the Depositor will file UCC-1 financing statements in Vermont, Florida and Nevada to give notice of the Trust's ownership of the Receivables and the related Trust Property, and the Trust will file UCC-1 financing statements in Vermont, Florida and Nevada with respect to the Trust Property in favor of the Trustee.

                              THE RECEIVABLES POOL

GENERAL

         The information presented in this prospectus supplement relates to the Receivables as of the Cut-Off Date.

         All of the Receivables will be purchased directly or indirectly by the Seller from dealers, brokers and finance companies who regularly originate and sell receivables to the Seller, or will be originated by the Seller directly.


CERTAIN OTHER CHARACTERISTICS

         As of the Cut-off Date, the Receivables:

                  (1) had a remaining maturity of at least __ months, but not more than ___ months,

                  (2) had an original maturity of at least __ months, but not more than ___ months,

                  (3) had an original principal balance of at least $______ and not more than $_________,

                  (4) had a remaining principal balance of at least $_______ and not more than $________ and

                  (5) had a contractual rate of interest ("Receivable Rate") of at least ___% and not more than ___%.

[As of the Cut-off Date, __% of the Receivables were in an interest deferral period and the average remaining deferral period was ___ months.] Neither the Depositor nor the Servicer may substitute other Receivables for the Receivables at any time during the term of the Receivables Purchase Agreement.


                       CHARACTERISTICS OF THE RECEIVABLES

                   Geographic Concentration of the Receivables

                                     [TABLE]

(1)      Based on the billing address of the Obligor set forth in BCI's records.

* Indicates an amount greater than zero but less than .___% of the number of Receivables or the Cut-off Date Principal Balance of the Initial Receivables.


                                Types of Products

                                     [TABLE]

         Distribution of Original Receivable Amounts of the Receivables


                                                                        AGGREGATE PRINCIPAL BALANCE    % OF INITIAL RECEIVABLES BY
                                         NUMBER OF RECEIVABLES AS OF    OUTSTANDING AS OF CUT-OFF        OUTSTANDING-PRINCIPAL
     ORIGINAL RECEIVABLE AMOUNT                 CUT-OFF DATE                    DATE                   BALANCE AS OF CUT-OFF DATE
-------------------------------------    ---------------------------    ---------------------------    ---------------------------
Less than $10,000....................                                       [TABLE]
Between $10,000 and $19,999..........
Between $20,000 and $29,999..........
Between $30,000 and $39,999..........
Between $40,000 and $49,999..........
Between $50,000 and $59,999..........
Between $60,000 and $69,999..........
Between $70,000 and $79,999..........
Between $80,000 and $89,999..........
Between $90,000 and $99,999..........
Between $100,000 and $109,999........
Between $110,000 and $119,999........
Between $120,000 and $129,999........
Between $130,000 and $139,999........
Between $140,000 and $149,999........
Between $150,000 and $159,999........
Between $160,000 and $169,999........
Between $170,000 and $179,999........
Between $180,000 and $189,999........
Between $190,000 and $199,999........
Between $200,000 and $249,999........
Between $250,000 and $299,999........
Between $400,000 and $449,999........
Between $450,000 and $499,999........
Between $500,000 and $549,999........
Between $550,000 and $599,999........
Between $600,000 and $649,999........
Between $650,000 and $699,999........
Between $700,000 and $749,999........
Between $750,000 and $799,999........
Between $800,000 and $849,999........
Between $850,000 and $899,999........
Between $900,000 and $949,999........
Between $950,000 and $999,999........
Over $999,999........................
                                         ---------------------------    ---------------------------    ---------------------------
         Total.......................
                                         ===========================    ===========================    ===========================

                     Year of Origination of the Receivables


                                        NUMBER OF            AGGREGATE PRINCIPAL BALANCE         % OF INITIAL RECEIVABLES BY
                                    RECEIVABLES AS OF         OUTSTANDING AS OF CUT-OFF         OUTSTANDING PRINCIPAL BALANCE
     YEAR OF ORIGINATION               CUT-OFF DATE                     DATE                         AS OF CUT-OFF DATE
-----------------------------       -----------------        ---------------------------        -----------------------------
1996.........................
1997.........................
1998.........................
                                    -----------------        ---------------------------        -----------------------------
1999.........................
                                    -----------------        ---------------------------        -----------------------------

         Total...............
                                    =================        ===========================        =============================

* Indicates an amount greater than zero but less than .___% of Statistical Calculation Date Principal Balance.


        Distribution of Original Loan-to-value Ratios of the Receivables


                                                                  AGGREGATE PRINCIPAL BALANCE      % OF INITIAL RECEIVABLES BY
                                  NUMBER OF RECEIVABLES AS OF      OUTSTANDING AS OF CUT-OFF      OUTSTANDING PRINCIPAL BALANCE
     LOAN-TO-VALUE RATIO                 CUT-OFF DATE                        DATE                      AS OF CUT-OFF DATE
-----------------------------     ---------------------------     ---------------------------     -----------------------------
Less than 61%................
From 61 to 65%...............
From 66 to 70%...............
From 71 to 75%...............
From 76 to 80%...............
From 81 to 85%...............
From 86 to 90%...............
From 91 to 95%...............
Over 95%.....................
                                  ---------------------------     ---------------------------     -----------------------------
         Total...............
                                  ===========================     ===========================     =============================

                                Receivable Rates


                                                                 AGGREGATE PRINCIPAL BALANCE      % OF INITIAL RECEIVABLES BY
                                 NUMBER OF RECEIVABLES AS OF      OUTSTANDING AS OF CUT-OFF      OUTSTANDING PRINCIPAL BALANCE
       RECEIVABLE RATE                  CUT-OFF DATE                        DATE                      AS OF CUT-OFF DATE
-----------------------------    ---------------------------     ---------------------------     -----------------------------
Less than 7.001%.............
7.001% to 8.000%.............
8.001% to 9.000%.............
9.001% to 10.000%............
10.001% to 11.000%...........
11.001% to 12.000%...........
12.001% to 13.000%...........
13.001% to 14.000%...........
14.001% to 15.000%...........
15.001% to 16.000%...........
16.001% to 17.000%...........
Over 17.000%.................
                                 ---------------------------     ---------------------------     -----------------------------
         Total...............
                                 ---------------------------     ---------------------------     -----------------------------


                  Remaining Months to Maturity of the Receivables

                                                                  AGGREGATE PRINCIPAL BALANCE      % OF INITIAL RECEIVABLES BY
     REMAINING MONTHS TO          NUMBER OF RECEIVABLES AS OF      OUTSTANDING AS OF CUT-OFF      OUTSTANDING PRINCIPAL BALANCE
          MATURING                        CUT-OFF DATE                       DATE                      AS OF CUT-OFF DATE
-----------------------------     ---------------------------     ---------------------------     -----------------------------
Fewer than 31................
31 to 60.....................
61 to 90.....................
91 to 120....................
121 to 150...................
151 to 180...................
181 to 210...................
211 to 240...................
                                  ---------------------------     ---------------------------     -----------------------------
         Total...............
                                  ===========================     ===========================     =============================

                             BOMBARDIER CAPITAL INC.

The following information supplements the information in the prospectus under the heading "Bombardier Capital Inc."


DELINQUENCY, LOSS AND REPOSSESSION INFORMATION

         The following tables set forth information relating to Bombardier Capital Inc.'s ("BCI") delinquency, loss and repossession experience for each period indicated with respect to all financing to retail customer and equipment receivables it has purchased and continues to service, including such receivables which do not meet the criteria for selection as a Receivable. BCI began underwriting and servicing retail installment contracts for consumer products and equipment in May of 1997. Thus contracts have not yet exhibited a delinquency and loss experience that is likely to be representative of the delinquencies that may be experienced over a longer period of time. In addition, because of the rapid growth of BCI's portfolio of consumer product and equipment receivables, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio. No representation is made as to the possible likelihood, amount, timing or severity of delinquencies and losses which might occur with respect to the Receivables.


                             Delinquency Experience
                             (Dollars in Thousands)

                                 Quarter ended                        Quarter ended                        Quarter ended
                                 Dec. 31, 1997                       March  31, 1998                       June 30, 1998
                        -------------------------------      -------------------------------      -------------------------------
                                            % of total                           % of total                           % of total
                                            receivable                           receivable                           receivable
                           $ value           balance            $ value           balance            $ value           balance
                        -------------     -------------      -------------     -------------      -------------     -------------
Receivables
Outstanding...........
Receivables
Delinquent............
  30-59 Days..........
  60-89 Days..........
  90 Days or More.....

Total Receivables
Delinquent............
                        -------------------------------      -------------------------------      -------------------------------
                        ===============================      ===============================      ===============================


The figures for "Receivables Outstanding" in the immediately preceding table do not take into account receivables already in repossession. The periods of delinquency set out in the immediately preceding table are based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a receivable due on the first day of a month is not 30 days delinquent until the first day of the next month.

                                 Quarter ended                        Quarter ended                        Quarter ended
                                Sept. 30, 1998                        Dec. 31, 1998                        Mar. 31, 1999
                        -------------------------------      -------------------------------      -------------------------------
                                            % of total                           % of total                           % of total
                                            receivable                           receivable                           receivable
                           $ value           balance            $ value           balance            $ value           balance
                        -------------     -------------      -------------     -------------      -------------     -------------
Receivables
Outstanding.............
Receivables
Delinquent..............
  30-59 Days............
  60-89 Days............
  90 Days or More.......

Total Receivables
Delinquent............
                        -------------------------------      -------------------------------      -------------------------------
                        ===============================      ===============================      ===============================


The figures for "Receivables Outstanding" in the immediately preceding tables do not take into account receivables already in repossession. The periods of delinquency set out in the immediately preceding table are based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a receivable due on the first day of a month is not 30 days delinquent until the first day of the next month.


                            Loss/Repossession Experience
                               (Dollars in Thousands)

                    Quarter ended      Quarter ended      Quarter ended      Quarter ended      Quarter ended      Quarter ended
                    Dec. 31, 1997     March 31, 1998      June 30, 1998     Sept. 30, 1998      Dec. 31, 1998      Mar. 31, 1999
                  -----------------  -----------------  -----------------  -----------------  -----------------  -----------------
                         % of total         % of total         % of total         % of total         % of total         % of total
                    $    receivable    $    receivable    $    receivable    $    receivable    $    receivable    $    receivable
                  value   balance    value   balance    value   balance    value   balance    value   balance    value   balance
                  -----  ----------  -----  ----------  -----  ----------  -----  ----------  -----  ----------  -----  ----------
Receivables
Outstanding(1)....
Receivable
Liquidations(2):..
Net Losses (3):...

         The data in this table reflect circumstances as of the end of the period indicated. Figures for "Receivables Outstanding" include receivables already in repossession. The information on "Receivable Liquidations" reflects this activity during each quarter, as a percentage of the total number of receivables being serviced as of period end. The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation during such quarter.

         There can be no assurance that the delinquency, loss or repossession experience of the Trust with respect to the Receivables will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--The Servicer's Limited Delinquency, Loss and Repossession Experience" herein.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The following information is given solely to illustrate the effect of prepayments on the Receivables on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Receivables is paid. Principal payments on the Receivables may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default. The rate of prepayments on the Receivables may be influenced by a variety of social and other factors and cannot be predicted. In addition, the Depositor has the option to purchase from the Trust all remaining Receivables, and thereby effect early redemption of the Class A Certificates and early retirement of the Class B Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 15% or less of the Cut-off Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the prospectus and "Description of the Trust Documents--Termination" herein. Certificateholders will bear all reinvestment risks resulting from the timing of principal payments on the Certificates. See "Yield and Prepayment Considerations" in the prospectus.

         The Base Case prepayment model is an example of the prepayment rates that may be experienced on the Receivables. Because BCI began originating and servicing Receivables for many of the Products only recently, the model is based in part on industry experience with similar Receivables rather than BCI's experience. There can be no assurance that the Receivables will experience prepayments at projected rates or in the manner assumed by the prepayment model used for that type of Receivable, or that the Receivables in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner assumed in the Base Case.


PRODUCT                                                BASE CASE PREPAYMENT RATE
Horse Trailers and Trucks........................             ___% CPR
Power Sports Vehicles............................             ___% CPR
Keyboard Instruments.............................             ___% CPR
Recreational Vehicles............................             ___% CPR
Marine...........................................             ___% CPR
Motorcycles......................................             ___% CPR
Golf Carts.......................................             ___% CPR
Lawn and Garden Equipment........................             ___% CPR
Neighborhood Vehicles............................             ___% CPR

         The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Receivables secured by the particular Product types listed above.

         As used in the following tables, the columns headed __%, __%, ___%, ___% and ___% assume that prepayments on the Receivables are made at Base Case Prepayment Rates of __%, __%, ___%, ___% and ___%, respectively. For example, __% Base Case Prepayment Rate and ___% Base Case Prepayment Rate mean that Receivables related to horse trailers, power sport vehicles, keyboard instruments and recreational vehicles have been assumed to have a prepayment rate equal to ___% CPR and ___% CPR, respectively. CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF RECEIVABLES, INCLUDING THE RECEIVABLES.

         The percentages and weighted average lives in the following tables were determined assuming that:

                  (1) scheduled interest and principal payments on the Receivables are received in a timely manner and prepayments are made at the percentages of the Base Case prepayment model set forth in the table;

                  (2) the Servicer exercises its right of optional termination described above;

                  (3) the aggregate principal balance of the Receivables as of the Cut-off Date is $___,___,___.__ and the Receivables have the characteristics described under "Assumed Characteristics of the Receivables as of the Cut-Off Date";

                  (4) no interest shortfalls will arise in connection with prepayments in full of the Receivables; and

                  (5) distributions are made on the Certificates on the ___ day of each month commencing in [Date]; and

                  (6) the Certificates are issued on [Date] (collectively, the "Modeling Assumptions").

         No representation is made that the Receivables will not experience delinquencies or losses.

                        Assumed Characteristics of the
                      Receivables as of the Cut-Off Date

                                Weighted Average           Aggregate
                                    Balance                Principal          Weighted Average       Weighted Average
                                  Outstanding           Receivable Rate         Original Term         Remaining Term
Horse Trailers and
Trucks......................
Power Sports Vehicles.......
Keyboard Instruments........
Recreational Vehicles.......
Marine......................
Motorcycles.................
Golf Carts..................
Lawn and Garden
Equipment...................
Neighborhood
Vehicles....................
         Total..............

--------
(1) Based on scheduled payments due after the Cut-off Date and assuming no prepayments on the Receivables.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of the Class A Certificates and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the Base Case Prepayment Rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

          Percentage of the Original Principal Balance of the Class A-1

               Certificates at the Respective Percentages of the
                     Base Prepayment Model Set Forth Below:

               DATE                       __%              __%               __%              __%               __%
----------------------------------     ---------        ---------         ---------        ---------         ---------
Initial Percentage................
[DATE]............................
Weighted Average Life
Years.............................

The weighted average life of a Class A-1 Certificate set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that Certificate multiplied by the number of years from the date of issuance of the Class A-1 Certificate to the stated Distribution Date and dividing the sum by the initial principal balance of the Class A-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
               CERTIFICATE AT THE RESPECTIVE PERCENTAGES OF THE
                  BASE CASE PREPAYMENT MODEL SET FORTH BELOW:

               DATE                       __%              __%               __%              __%               __%
----------------------------------     ---------        ---------         ---------        ---------         ---------
Initial Percentage................
[DATE]............................
[DATE]............................
[DATE]............................
Weighted Average Life(1)
Years.............................

The weighted average life of a Class A-2 Certificate set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that Certificate multiplied by the number of years from the date of issuance of the Class A-2 Certificate to the stated Distribution Date and dividing the sum by the initial principal balance of the Class A-2 Certificate.


                     DESCRIPTION OF THE CLASS A CERTIFICATES

         The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

         The Class A Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Class A Certificates. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Class A Certificates and the Indenture. The following summary supplements the description of the general terms and provisions of the Certificates of any given series set forth in the accompanying prospectus, to which description reference is hereby made.

DISTRIBUTIONS

         Certificateholders will be entitled to receive distributions of interest and principal on each Distribution Date commencing in ____ __, to the extent that funds available are sufficient therefor. Distributions on the Class A Certificates generally will be made from funds available first in respect on interest on the Certificates, then in respect of principal on the Certificates, in the manner and order of priority set forth below.

INTEREST

         Interest on the Principal Balance of each Class of the Class A Certificates will accrue from the Closing Date, or from the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date, at the Interest Rate for that Class. The "Principal Balance" of any Class of the Class A Certificates as of any Distribution Date will be the original Principal Balance of such Class minus all amounts previously distributed to the Certificateholders of that Class in respect of principal.

         Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-2 Certificates will be calculated on the basis of the actual number of days in each period beginning on and including a Distribution Date and ending on but excluding the next Distribution Date; provided that the first such period shall begin on and include the Closing Date and shall end on but exclude the next Distribution Date (each a "Floating Rate Interest Accrual Period").

         Interest will be paid on the Certificates on each Distribution Date to the extent of funds available on that date. In the event the funds available are not sufficient to make a full payment of interest on the Certificates, the funds available will be applied pro rata to each Class of Certificates based on the amount payable to each Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Interest Rate for that Class, to the extent legally permissible.

Determination of LIBOR.

LIBOR, for the purposes of calculating the Class A-2 Rate, will be determined as described in this paragraph. "LIBOR" with respect to any Interest Reset Period will be established by the Calculation Agent and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to that Interest Reset Period (a "LIBOR Determination Date"). The "Interest Reset Period" for the calculation of LIBOR will be the Floating Rate Interest Accrual Period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service, or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks. If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at lease two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.

If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 15 (.0000001), with five one-millionths of a percentage point rounded upwards, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period. The "Calculation Agent" with respect to the Class A-2 Certificates will be the Trustee; the reference banks shall be major banks selected by the Calculation Agent that are engaged in transactions in the London interbank market.

PRINCIPAL

         [Certificateholders will be entitled to receive on each Distribution Date as payment of principal, in the manner and order of priority set forth below, an amount equal to its pro rata share of the Total Principal Distribution Amount for such Distribution Date.]

         To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Certificates will be payable on _________ __, ____ (the "Stated Maturity Date"). In the event that the Trust property shall be insufficient to pay down the outstanding principal amount on all the Class A Certificates, such deficiency shall be covered:

                  (1)  by nonpayment of principal of the Class B Certificates;

                  (2) to the extent of any remaining deficiency after the nonpayments in (1) above, by nonpayment of principal of the Class A-2 Certificates; and

                  (3) to the extent of any remaining deficiency after the nonpayments in (1) and (2) above, by nonpayment of principal of the Class A-1 Certificates.

         The "Total Principal Distribution Amount" for any Distribution Date will equal:

                  (1) the Formula Principal Distribution Amount for such Distribution Date (described below), plus

                  (2) the aggregate of all Formula Principal Shortfalls, if any, for prior Distribution Dates (described below).

         The "Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period (as defined below), in each case computed in accordance with the method specified in each Receivable:

                  (1) all scheduled payments of principal due on each outstanding Receivable during the related Monthly Period, after adjustments for previous partial principal prepayments and after any adjustments to a Receivable's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor;

                  (2) the Scheduled Principal Balance (as defined below) of each Receivable which, during the related Monthly Period, was purchased by the Seller pursuant to the Sale and Servicing Agreement on account of a breach of a representation or warranty;

                  (3) all partial principal prepayments applied and all principal prepayments in full received on Receivables during the related Monthly Period;

                  (4) the Scheduled Principal Balance of each Receivable that became a Liquidated Receivable (as defined below) during the related Monthly Period, plus the amount of any reduction in the outstanding principal balance of a Receivable during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; and

                  (5) all collections in respect of principal on the Receivables received during the preceding Monthly Period.

         A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Receivable for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Receivable" means any Defaulted Receivable as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Receivable through the date of disposition of the related Product have been recovered or any defaulted Receivable in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received.

         A "Defaulted Receivable" is any Receivable as to which the Servicer has commenced repossession procedures or assigned such Receivable to a third party for repossession or other enforcement, but which has not become a Liquidated Receivable.

         In the event the remaining funds available for such Distribution Date are not sufficient to make a full distribution of the Formula Principal Distribution Amount, the amount of such deficiency (the "Formula Principal Shortfall" for such Distribution Date) will be added to the Total Principal Distribution Amount for the next Payment Date.

RESERVE ACCOUNT

         The Reserve Account held by the Trust for the benefit of the Noteholder (the "Reserve Account") will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in the amount of $
(the "Required Reserve Amount"), which is ___% of the initial principal balance of the Class A Certificates.

         Amounts allocated from time to time to the Reserve Account will continue to be held for the benefit of Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account to the extent that the Amount Available, after the payment of the Servicing Fee [if BCI is not the Servicer], with respect to any Monthly Period is less than the sum of the interest due on the Class A Certificates plus the Total Principal Distribution Amount for such Distribution Date and will be paid to the Certificateholders. On each Distribution Date, the Reserve Account will be reinstated up to the Required Reserve Amount to the extent of the portion, if any, of the Amount Available remaining after payment of the Servicing Fee [if BCI is not the Servicer] and the payment on the Class A Certificates of interest due thereon and the Total Principal Distribution Amount.

         After giving effect to all deposits to or withdrawals from the Reserve Account on any Distribution Date, if the amount allocated to the Reserve Account is greater than the Required Reserve Amount for this Distribution Date, except as described below, such excess amount will be distributed to the Depositor. Upon any distribution to the Depositor of such amounts, the Certificateholders will not have any rights in, or claims to, such amounts.

         After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Class A Certificates and the outstanding principal balance of the Certificates, any funds allocated to the Reserve Account will be paid to the Depositor.

         The Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the Bond Insurance Policy were unavailable for any reason, and the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the Reserve Account, Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Certificateholders could result, which could, in turn, increase the average life of the Class A Certificates.

OPTIONAL REDEMPTION

         The Class A Certificates will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Depositor may purchase the Receivables when the Pool Scheduled Principal Balance has declined to [15]% or less of the Cut-off Date Pool Principal Balance, as described in the accompanying prospectus under "Description of the Trust Documents--Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Receivables during a Monthly Period. Redemption would effect early retirement of the Class A Certificates. The redemption price will be equal to the unpaid principal amount of the Class A Certificates redeemed plus accrued and unpaid interest thereon.


                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Receivables Purchase Agreement and the Pooling and Servicing Agreement (together, the "Trust Documents"). Forms of the Trust Documents, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents will be filed with the Commission following the issuance of the Certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, the description of the general terms and provisions of the Trust Documents, as such term is used in the accompanying prospectus, and as set forth in the accompanying prospectus, to which description reference is hereby made.

ACCOUNTS

         The Servicer will establish and maintain one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain an account, in the name of the Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificateholders Distribution Account"). See "Description of the Trust Documents---Collections" in the accompanying prospectus.

DISTRIBUTIONS

         On each Distribution Date, the Servicer shall instruct the Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

         1. [If BCI or an affiliate is no longer the Servicer, then] to the Servicer, the Monthly Servicing Fee for the related Monthly Period.

         2. To the Insurer, the premium due on the Bond Insurance Policy.

         3. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period and with respect to advances no longer deemed collectible by the Servicer out of proceeds of the related Receivable.

         4. To the Certificate Distribution Account, all accrued interest on the Certificate.

         5. To the Certificate Distribution Account, the Total Principal Distribution Amount for such Distribution Date.

         6. To the Reserve Account, the amount, if any, necessary to restore the balance thereof to the Required Reserve Account.

         7. To BCI, any remaining amount as the Monthly Servicing Fee.

         On each Distribution Date, the Trustee or its paying agent will distribute all amounts on deposit in the Certificate Distribution Account in payment of interest and principal on the Certificates in the manner described above.

         "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Receivables received during the preceding month, any advances made by the Servicer, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Receivables, any payments made under the Bond Insurance Policy, all earnings from the investment of funds in the Collection Account.

         "Purchased Receivable" means a Receivable:

                           that the Seller or Depositor has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by the Seller or Depositor of a representation or warranty made by it with respect to such Receivable; or

                           that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Receivable.

STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the Certificateholders. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Certificateholders will include the following information as to the Class A Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

                  (1) the amount of the distribution allocable to interest on or with respect to each Class of Class A Certificates;

                  (2) the amount of the distribution allocable to principal on or with respect to each Class of Class A Certificates;

                  (3) the aggregate outstanding principal balance and the Certificate Pool Factor for each Class of Class A Certificates after giving effect to all payments reported under (2) above on such date;

                  (4) the Interest Shortfall for each Class of Class A Certificates, if any, and the change in such amounts from the preceding statement;

                  (5) the amount on deposit in the Reserve Account and the Required Reserve Account;

                  (6) the amount of the Monthly Servicing paid to the Servicer;

                  (7) the number and aggregate principal balances of delinquent Receivables, the number of Products repossessed and repossessed and remaining in inventory and the number of Receivables that became Liquidated Receivables with respect to the immediately preceding Monthly Period; and

                  (8) the aggregate amount of advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of advances made on prior Distribution Dates.

         Each amount set forth pursuant to subclauses (1) through (6) with respect to Class A Certificates will be expressed as a dollar amount per $______ of the initial principal amount of the Class A Certificates.

         Unless and until Certificates are issued in registered form ("Definitive Certificates") to the Certificateholders or their nominees, rather than to The Depository Trust Company, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Certificates and the nominee of The Depositary Trust Company. Class A Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Class A Certificate Owners, and payment of any expenses associated with the distribution of such reports, from the Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying prospectus.

         Within the required period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Depositor deems necessary to enable such Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

ADMINISTRATOR

         BCI will provide the notices and perform other administrative obligations required by the Trust Agreement (in such capacity, the "Administrator"). The Administrator, will enter into an Administration Agreement with the Trust relating to its duties and obligations as Administrator.


                            THE BOND INSURANCE POLICY

         The following information and the information under "--The Insurer" herein have been supplied by the Insurer for inclusion in this prospectus supplement. No representation is made by the Underwriters, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information. Terms defined herein are exclusive to this section and "--The Insurer" herein.

         The Insurer, in consideration of the payment of the premium and subject to the irrevocable financial guaranty insurance policy issued by the Insurer for the benefit of the Class A Certificateholders (the "Bond Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Class A Certificateholder that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, on behalf of the Class A Certificateholder from the Insurer, for distribution by the Trustee to each Class A Certificateholder of each Class A Certificateholder's proportionate share of the Insured Payment. The Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, the Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of:

                  (1) a certified copy of the order requiring the return of a preference payment;

                  (2) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal;

                  (3) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the related Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment; and

                  (4) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Certificateholder and not to any Certificateholder directly unless such Certificateholder has returned principal or interest paid on the related Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Certificateholder.

         The Insurer will pay any other amount payable under the Bond Insurance Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount (as defined below) is due or the second Business Day following receipt in New York, New York on a Business Day by ________________________, as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for Purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Bond Insurance Policy.

         As used in the Bond Insurance Policy, the following terms shall have the following meanings:

         "Deficiency Amount" means, as of any Distribution Date, the excess of interest and principle due on the Class A Certificates over amounts available in the Certificate Distribution Account and Reserve Account but for the payment of any Insured Payments by the Insurer.

         "Insured Payment" means any Preference Amount and, as of any Distribution Date, any Deficiency Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

         "Preference Amount" means any amount previously distributed to a Certificateholder on the related Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a Court having competent jurisdiction.

         Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Insurer.

         Any notice under the Bond Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is ____________________________,
Attention: _____________________, or such other address as the Fiscal Agent shall specify in writing to the Trustee.

         The Bond Insurance Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Bond Insurance Policy is not cancelable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.


                                   THE INSURER

         The Insurer is ________________________________, a [       ] company.
The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1998 and December 31, 1997 and for the three years ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of _______ for the year ended December 31, 1998 (which was filed with the SEC on _________, 1999) and the consolidated financial statements of the Insurer and its subsidiaries for the nine months ended September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of ________ for the period ending September 30, 1998 (which was filed with the SEC on __________, 1998), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Insurer and its subsidiaries included in documents filed by _______ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").


                                                  SAP
                         -----------------------------------------------------
                             December 31, 1998          September 30, 1999
                         ------------------------   --------------------------
                                 (Audited)                  (Unaudited)
                                             (In millions)
Admitted Assets..........
Liabilities..............
Capital and Surplus......


                                                 GAAP
                         -----------------------------------------------------
                             December 31, 1998          September 30, 1999
                         ------------------------   --------------------------
                                 (Audited)                  (Unaudited)
                                             (In millions)
Assets...................
Liabilities..............
Shareholder's Equity.....

         Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is _____________________________. The telephone number of the Insurer is
____________.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy and the Insurer set forth under the heading "Description of the Trust Documents and Indenture--The Bond Insurance Policy" herein. Additionally, the Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Insurer "AAA."

         [Fitch Investors Service, L.P. rates the claims paying ability of the Insurer "AAA."]

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

RIGHTS OF THE INSURER

         The Pooling and Servicing Agreement provides that the Trustee is permitted to distribute Insured Payments only for purposes of paying the Class A Certificateholders any amount for which a claim was made to the Insurer.

         In the event an Insured Payment is made, the Insurer, until all such Insured Payments have been fully reimbursed, will be subrogated to the rights of Class A Certificateholders to receive any payments on the Class A Certificates.

         Provided no Insurer default has occurred and is continuing, the Insurer shall have the right to direct certain actions of the Servicer and Trustee and shall control all Class A Certificateholder consents, approvals and directions under the Pooling and Servicing Agreement.

         The Bond Insurance Policy does not guarantee to the Certificateholders any specified rate of principal prepayments.


                CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

         The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Class A Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the prospectus.

         Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed herein or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Class A Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

         In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes and in the opinion of ___________, for Delaware state income tax purposes, the Certificates will be characterized as debt and the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Certificateholder, by the acceptance of a Class A Certificate, agrees to treat the Certificates as debt for federal income tax purposes. The Class A Certificates will not be issued with original issue discount ("OID").


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to diversify, and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Certificates might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Class A Certificates should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Class A Certificates are treated as an Equity Interest for such purposes, the acquisition or holding of Class A Certificates by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee, the owner of certificates, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23 regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

         A plan fiduciary considering the purchase of Class A Certificates should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

         Each of the underwriters named below severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") among each of the underwriters, the Depositor and [BCI] to purchase from the Depositor the respective principal amounts of Class A Certificates set forth opposite its name below:


                                                            CLASS A-1          CLASS A-2
                                                           CERTIFICATES       CERTIFICATES
                                                         ----------------   ----------------
                                                         $                  $
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....
[Underwriter]..........................................
Total..................................................
                                                         ================   ================


         The Depositor has been advised by the underwriters that they propose initially to offer the Class A Certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below, expressed as a percentage of the Principal Balance of the applicable Class. The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.


                                           SELLING               REALLOWANCE
                 CLASS                   CONCESSION               DISCOUNT
-----------------------------------   ----------------        -----------------
A-1................................           %                       %
A-2................................           %                       %

         Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

         If the underwriters create a short position in the Class A Certificates in connection with the offering, i.e., if they sell more Class A Certificates than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Class A Certificates in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Depositor nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor does not intend to apply for listing of the Class A Certificates on a national securities exchange, but has been advised by the underwriters that the underwriters currently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Class A Certificates and any such market may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the Depositor and the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.


                                  LEGAL MATTERS

         Certain matters with respect to the legality of the Class A Certificates and with respect to the federal and New York income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the Class A Certificates will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                 INDEX OF DEFINED TERMS IN PROSPECTUS SUPPLEMENT

Amount Available............................................................S-27
BCI.........................................................................S-18
Benefit Plan................................................................S-33
Bond Insurance Policy.......................................................S-28
Calculation Agent...........................................................S-24
Certificates................................................................S-11
Class A Certificates........................................................S-11
Class B Certificates........................................................S-11
Code........................................................................S-32
Collection Account..........................................................S-26
CPR.........................................................................S-20
Cut-Off Date................................................................S-11
Defaulted Receivable........................................................S-25
Deficiency Amount...........................................................S-30
Definitive Certificates.....................................................S-28
Due Date....................................................................S-25
ERISA.......................................................................S-33
Fiscal Agent................................................................S-29
Floating Rate Interest Accrual Period.......................................S-23
Formula Principal Distribution Amount.......................................S-24
Formula Principal Shortfall.................................................S-25
GAAP........................................................................S-31
Insured Payment.............................................................S-30
Insurer.....................................................................S-28
Interest Reset Period.......................................................S-23
LIBOR.......................................................................S-23
LIBOR Business Day..........................................................S-23
LIBOR Determination Date....................................................S-23
Liquidated Receivable.......................................................S-25
Modeling Assumptions........................................................S-21
Monthly Period..............................................................S-25
Notice......................................................................S-30
OID.........................................................................S-33
Plan Assets Regulation......................................................S-33
Pool Scheduled Principal Balance............................................S-26
Pooling and Servicing Agreement.............................................S-11
Preference Amount...........................................................S-30
Principal Balance...........................................................S-23
Products....................................................................S-11
PTCE........................................................................S-33
Purchased Receivable........................................................S-27
Receivable Files............................................................S-12
Receivable Rate.............................................................S-13
Receivables.................................................................S-11
Receivables Purchase Agreement..............................................S-11
Required Reserve Amount.....................................................S-25
Reserve Account.............................................................S-25
SAP.........................................................................S-31
Scheduled Principal Balance.................................................S-25
Seller......................................................................S-11
Servicer....................................................................S-11
Stated Maturity Date........................................................S-24
Telerate Page 3750..........................................................S-23


Total Principal Distribution Amount.........................................S-24
Transfer Agreement..........................................................S-11
Trust.......................................................................S-11
Trust Documents.............................................................S-26
Trustee.....................................................................S-11
Underwriting Agreement......................................................S-34

                     BCI CONSUMER RECEIVABLE TRUST 1999-____
                               ASSET-BACKED NOTES,
                                 SERIES 1998-__


                          BOMBARDIER CAPITAL CF II INC.
                                    DEPOSITOR


                             BOMBARDIER CAPITAL INC.
                               SELLER AND SERVICER


             $___,___,___, ___% ASSET BACKED CERTIFICATES, CLASS A-1 $___, ___,___, FLOATING RATE ASSET BACK CERTIFICATES, CLASS A-2


                      ------------------------------------

                              PROSPECTUS SUPPLEMENT

                      ------------------------------------


                               MERRILL LYNCH & CO.


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Certificates in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates
will deliver a prospectus supplement and prospectus until           , 1999.

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus supplement and prospectus are delivered. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities in any state where it is not permitted.

          PRELIMINARY PROSPECTUS SUPPLEMENT DATED __________ __, 1999

                              SUBJECT TO COMPLETION

PROSPECTUS SUPPLEMENT                                           [LOGO]
(TO PROSPECTUS DATED ________ __, 199_)

                              $_________________
                      BCI CONSUMER RECEIVABLE TRUST 1999-_
             $________________ ____% ASSET BACKED NOTES, CLASS A-1
          $________________ FLOATING RATE ASSET BACKED NOTES, CLASS A-2
              $________________ ____% ASSET BACKED NOTES, CLASS A-3

                          BOMBARDIER CAPITAL CF II INC.
                                    DEPOSITOR
                             BOMBARDIER CAPITAL INC.
                               SELLER AND SERVICER

INVESTING IN THESE NOTES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE NOTES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT.

These notes will be obligations of the trust only. Neither these notes nor the assets of the trust will be obligations of Bombardier Capital CF II Inc., Bombardier Capital Inc. or any of their respective affiliates.

GENERAL:

     Bombardier Consumer Receivable Trust 1999-___ will issue the above notes. The trust's main source of funds for making payments on the notes will be collections on the pool of receivables owned by the trust and a bond insurance policy. The receivables consist of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment.

     Interest and principal will be payable on the __th of each month. The first payment will be due ___________, 1999.

     Principal will be paid on the notes in sequence. All principal will be paid on the Class A-1 Notes until they are fully paid, then on Class A-2 until fully paid, and then on Class A-3 until fully paid.

CREDIT ENHANCEMENT:

     The notes will be entitled to the benefit of an irrevocable financial guaranty insurance policy to be issued by ____________ which will unconditionally and irrevocably guarantee [certain] payments on the notes.

                                      [Insurer Logo]

       [A reserve account will be funded with an initial balance of $_________.] [The notes will be overcollateralized since the principal balance on
        ________, 199_ of the receivables owned by the trust ($_____) will exceed the initial principal balance of the notes by $________.]


OFFERING INFORMATION:


                                                                Proceeds to
                               Price to       Underwriting     the Depositor
                                Public          Discount     (Before Expenses)
                               --------       ------------    ---------------
Per Class A-1 Note...........  ________%      ___________%    ______________%
Per Class A-2 Note...........  ________%      ___________%    ______________%
Per Class A-3 Note...........  ________%      ___________%    ______________%
Total........................  $              $               $
                               =========      ============    ===============


                           ---------------

     The underwriters' offer of the notes is subject to conditions which are discussed in the "Underwriting" section of this prospectus supplement. We expect that delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and Cedelbank and the Euroclear System on or about _____________.

     Neither the SEC nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement and prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------
                               MERRILL LYNCH & CO.
                           ---------------------------

        The date of this Prospectus Supplement is ___________ ___, 199_.

                           TABLE OF CONTENTS

     Caption                                                 Page
     -------                                                 ----
     IMPORTANT NOTICE . . . . . . . . . . . . . . . . . . . .S-4

     SUMMARY . . . . . .  . . . . . . . . . . . . . . . . . .S-5

     RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .S-9
     The Servicer's Limited Delinquency, Loss and
     Repossession Experience. . . . . . . . . . . . . . . . .S-9
     Geographic Concentration of Receivables. . . . . . . . .S-9
     Limited Assets of the Trust. . . . . . . . . . . . . . .S-9
     Maturity and Prepayment Considerations . . . . . . . . .S-9
     The Notes May Lack Liquidity . . . . . . . . . . . . . .S-10
     THE LACK OF PHYSICAL NOTES MAY CAUSE
     DELAYS IN PAYMENT AND DIFFICULTIES
     IN PLEDGING. . . . . . . . . . . . . . . . . . . . . . .S-10
     Ratings. . . . . . . . . . . . . . . . . . . . . . . . .S-10
     Certain Legal Aspects Relating to the
     Ownership and Enforceability of
     Receivables. . . . . . . . . . . . . . . . . . . . . . .S-11
     Risks to Investors upon an Insolvency of the
     Seller . . . . . . . . . . . . . . . . . . . . . . . . .S-11

     The Trust. . . . . . . . . . . . . . . . . . . . . . . .S-12
     General. . . . . . . . . . . . . . . . . . . . . . . . .S-12
     Capitalization of the Trust. . . . . . . . . . . . . . .S-12
     The Owner Trustee. . . . . . . . . . . . . . . . . . . .S-13

     The Trust Property . . . . . . . . . . . . . . . . . . .S-13
     The Receivables Pool . . . . . . . . . . . . . . . . . .S-14
     General. . . . . . . . . . . . . . . . . . . . . . . . .S-14
     Certain Other Characteristics. . . . . . . . . . . . . .S-14

     Characteristics of the Receivables . . . . . . . . . . .S-14

     Bombardier Capital Inc.. . . . . . . . . . . . . . . . .S-19
     Delinquency, Loss and Repossession
     Information. . . . . . . . . . . . . . . . . . . . . . .S-19

     Delinquency Experience . . . . . . . . . . . . . . . . .S-19
     WEIGHTED AVERAGE LIFE OF THE NOTES . . . . . . . . . . .S-20

     Description of the Notes . . . . . . . . . . . . . . . .S-23
     General. . . . . . . . . . . . . . . . . . . . . . . . .S-23
     Distributions. . . . . . . . . . . . . . . . . . . . . .S-24
     Interest . . . . . . . . . . . . . . . . . . . . . . . .S-24
     Principal. . . . . . . . . . . . . . . . . . . . . . . .S-25
     Reserve Account. . . . . . . . . . . . . . . . . . . . .S-26
     Optional Redemption. . . . . . . . . . . . . . . . . . .S-27

     Description of the Trust Documents and
     Indenture. . . . . . . . . . . . . . . . . . . . . . . .S-27
     Accounts . . . . . . . . . . . . . . . . . . . . . . . .S-27
     Distributions. . . . . . . . . . . . . . . . . . . . . .S-27
     Statements to Securityholders. . . . . . . . . . . . . .S-28
     Administrator. . . . . . . . . . . . . . . . . . . . . .S-29
     The Bond Insurance Policy. . . . . . . . . . . . . . . .S-29
     The Insurer. . . . . . . . . . . . . . . . . . . . . . .S-31
     Rights of the Insurer. . . . . . . . . . . . . . . . . .S-33

     Certain Federal and State Income Tax
     Consequences . . . . . . . . . . . . . . . . . . . . . .S-33

     ERISA Considerations . . . . . . . . . . . . . . . . . .S-34

     Underwriting . . . . . . . . . . . . . . . . . . . . . .S-34

     Legal Matters. . . . . . . . . . . . . . . . . . . . . .S-36

     INDEX OF DEFINED TERMS IN
     PROSPECTUS SUPPLEMENT. . . . . . . . . . . . . . . . . .S-37

            IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
         PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    Information about the offered securities is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered securities; and (b) this prospectus supplement, which describes the specific terms of the offered securities. IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

    This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                                SUMMARY

This summary contains only selected information about the notes and does not contain all information that you should consider in making your investment decision. To fully understand the terms of the notes, you should read the remainder of this prospectus supplement and the accompanying prospectus in their entirety.

OFFERED SECURITIES

We are forming a trust to be named "BCI Consumer Receivable Trust 1999-__." The trust will issue the following classes of notes:

     $________ ___% Asset Backed Notes,
     Class A-1,

     $________ Floating Rate Asset Backed
     Notes, Class A-2 and

     $________ ___% Asset Backed Notes,
     Class A-3.

We are offering the notes by means of this prospectus supplement and the accompanying prospectus. The notes will represent obligations of the trust secured by the assets of the trust.

SECURITIES NOT OFFERED

The trust will also issue $__________ principal amount of asset backed certificates. The certificates will represent fractional undivided interests in the trust. The certificates are not being offered hereby and the description of them in this prospectus supplement is intended only to provide you with a better understanding of the notes. Payments on the certificates are subordinated to payments on the notes. The certificates will be held initially by us.

TRUST ASSETS

The trust's main source of funds for making payments on the notes will be collections on its receivables and a bond insurance policy.

The receivables will consist of conventional retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment. The receivables have been either originated by Bombardier Capital Inc. through dealers or purchased by it in the ordinary course of business. The receivables are generally prepayable at any time without penalty.

The bond insurance policy will be issued by [_______________] for the benefit of the noteholders. See "The Bond Insurance Policy" in this prospectus supplement.

SELECTED RECEIVABLE DATA AS OF _____________, 1999

Number of receivables     _________
Aggregate unpaid principal balances $________
Range of unpaid principal balances     $_______-$_______
Average unpaid principal balance     __________
Range of financing rates _______%-_______%
Weighted average financing rate _______%
Range of remaining terms to maturity(1) ___ months - ___ months Weighted average remaining term to maturity(1) ___ months Weighted average contract or promissory note age(2) ___ months [Range of original loan-to-value ratios _______%-_______%] [Weighted average original loan-to-value ratio _______%]

---------------------
(1) Assuming scheduled payments on the receivables after __________ 1, 1999 are received when due and without prepayment.

(2) Based on the number of months from and including the first monthly payment to and including __________ 1, 1999.

PRINCIPAL PARTIES

TRUST - BCI Consumer Receivable Trust 1999-1, a Delaware business trust, will issue the notes and certificates.

DEPOSITOR - Bombardier Capital CF II Inc., a Delaware special purpose corporation, will form the trust and will deposit the receivables into the trust.

SELLER - Bombardier Capital Inc. will sell the receivables to the depositor. See "Bombardier Capital Inc." in the prospectus.

SERVICER - Bombardier Capital Inc. or its wholly-owned subsidiary will service the receivables on behalf of the trust.

INDENTURE TRUSTEE - [_______] will act as trustee under the indenture between the trust and the indenture trustee. The notes will be issued pursuant to the indenture. See "The Transfer Agreements -- Trustee" in this prospectus supplement.

OWNER TRUSTEE - [______________], a Delaware trust company, will act as owner trustee for the trust.

INSURER - _________________ will provide an irrevocable financial guaranty insurance policy which will unconditionally and irrevocably guaranty certain payments on the notes. See "The Bond Insurance Policy" in this prospectus supplement for a description of this policy.

Closing Date

We expect that the notes will be issued and purchased by the underwriters on or about ________, 1999.

DISTRIBUTIONS ON THE NOTES

General

You will receive payments of interest and principal on the notes monthly on each payment date. Payment dates will occur on the _____th day of each month or the first business day after the __th beginning in ________, 1999.

INTEREST PAYMENTS

On each payment date, you will be entitled to interest accrued on your notes since the last payment date. For the ____, 1999 payment date interest will accrue from the closing date.

PER ANNUM INTEREST RATES. The Class A-1 Notes and Class A-3 Notes will accrue interest at a fixed rate per annum:

Class A-1     ___%
Class A-3     ___%

     The Class A-1 and Class A-3 Notes will accrue interest on the basis of a 360 day year of 30 day months. This means that on each payment date, 30 days of interest will have accrued on the Class A-1 and Class A-3 Notes, regardless of the actual number of days since the last payment date.

The Class A-2 Notes will accrue interest at a variable rate per annum equal to LIBOR plus ___%, subject to a maximum rate of ___%.

     The Class A-2 Notes will accrue interest on the basis of the actual number of days in each year, divided by 360. This means that on each payment date, the number of days of interest that will have accrued on the Class A-2 Notes will be the actual number of days since the last payment date.

DETERMINATION OF LIBOR - For purposes of setting the interest rate on the Class A-2 Notes, LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 or similar replacement page as of 11:00 a.m., London time, on the related LIBOR determination date. See "Description of the Notes -- Interest" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 or similar replacement page. The LIBOR determination date is the second London business day prior to each payment date and the closing date. On each payment date, the interest rate on the Class A-2 Notes will adjust based on that determination.

PRINCIPAL PAYMENTS

AMOUNT OF PRINCIPAL PAYABLE ON EACH PAYMENT DATE. The trust will make payments of principal on the notes on each payment date in an amount generally equal to the total amount collected as principal payments on the receivables, plus, in certain circumstances the principal balance of defaulted receivables.

SEQUENTIAL PAYMENT AMONG CLASSES. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full.

STATED MATURITY DATES. The trust is required to pay the outstanding principal amount of a class of notes, to the extent not previous paid, by the following date:

Class     Stated Maturity
-----     ---------------

A-1

A-2
A-3

OPTIONAL REDEMPTION. The trust may, but is not obligated to, redeem at par the outstanding notes in whole, but not in part, on any payment date on which the depositor exercises its option to purchase the receivables. The depositor may purchase the receivables once the aggregate principal balance of the receivables has declined to [15]% or less of their balance as of _____ 1, 1999.

CREDIT ENHANCEMENT

Bond Insurance Policy

You will have the benefit of an irrevocable financial guaranty insurance policy issued by [____________]. See "The Insurer" in this prospectus supplement.

This bond insurance policy will permit claims to be made on it in circumstances where collections on the receivables are insufficient to pay interest and in certain cases principal due on the notes. See "The Bond Insurance Policy" for a description of procedures and conditions for claims on the policy.

In all cases, amounts held in the reserve account, and available amounts from collections on the receivables, must be exhausted before a claim can be made on the bond insurance policy. In addition, the insurer will be entitled to direct certain actions of the servicer and the indenture trustee and shall control all noteholder consents, approvals and directions under the indenture.

Reserve Account

You will also have the benefit of funds held on reserve in the reserve account by the trust. The initial amount in the reserve account will be ___% of the principal balance of the notes as of the closing date. The indenture trustee will apply funds in the reserve account to make payments due on the notes that are not covered by collections on the receivables. The reserve account will be reinstated to its required amount if sufficient funds are available after making payments due on the notes.

Priority of Payments; Overcollateralization

On each payment date, the indenture trustee will apply the trust's available funds as described in this document:

          first, to pay the premium on the bond insurance policy and, if Bombardier Capital Inc. is no longer the servicer, the servicing fee;

          second, to reimburse the servicer for advances it has made;

          third, to pay interest on the notes;

          fourth, to pay principal due on the notes in the order described herein;

          fifth, if necessary, to restore the reserve account to its required level; and

          sixth, to pay amounts due to the holders of the certificates.

The notes will be overcollateralized since the principal balance of the receivables on _____1, 1999 will exceed the initial principal balance of the notes by approximately $__________. This overcollateralization will be represented by the certificates. The overcollateralization of the notes is intended to decrease the likelihood that the trust will default in making payments due on the notes.

RATINGS

Before the notes can be issued, we must obtain a rating on the notes of "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. The ratings of the notes will depend primarily on an assessment by these rating agencies of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would therefore be likely to result in a reduction in the rating of the notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

FEDERAL INCOME TAX MATTERS

In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See "Certain Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

    The notes are not suitable investments for all investors. In particular, you should not purchase any class of notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

    The notes are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

THE SERVICER'S LIMITED DELINQUENCY, LOSS AND REPOSSESSION EXPERIENCE

You will be relying on Bombardier Capital Inc. both for its origination and underwriting of the receivables securing the notes and for its ongoing servicing of those receivables. Although Bombardier Capital Inc. has been in business for over 23 years, Bombardier Capital Inc.'s Consumer Finance Division began underwriting and servicing retail installment contracts for consumer products and equipment in May 1997. Thus, with less than three years of operating history, Bombardier Capital Inc.'s operations in this area may entail a higher level of risk than that found in more established operations. These risks include a potential increase in delinquencies and defaults on the receivables associated with the development of new computer systems and the opening of additional servicing facilities by Bombardier Capital Inc.'s or its affiliates. There can be no assurance that the delinquency and loss experience on the receivables will not exceed industry norms. Bombardier Capital Inc. does not currently have extensive historical loss data on its consumer finance receivable portfolio.

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

Approximately __%, __%, __% and __% of the receivables by aggregate principal balance as of ______ 1, 1999 are expected to be located in the states of ___, ___, ___ and ___. Consequently, losses and prepayments on the receivables and the resulting payments on the notes may be affected significantly by adverse economic conditions or other factors particularly affecting these states. No more than [5]% of the receivables by aggregate principal balance as of ______ 1, 1999 will be located in any other state.

LIMITED ASSETS OF THE TRUST

The trust will not have any significant assets or sources of funds to make payments on the notes other than the receivables, the bond insurance policy and the reserve account. If for any reason the policy is unavailable, you will be relying for repayment of your notes solely upon payments on the receivables and amounts, if any, in the reserve account. Although funds in the reserve account may be available to cover shortfalls in distributions of interest and principal on the notes, the amounts available in the reserve account are limited. If the reserve account becomes depleted and the policy becomes unavailable, the trust will depend solely on current collections on the receivables to make payments on the notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

Each receivable generally may be prepaid at any time at the option of the obligor and must be prepaid if the obligor sells the product securing the receivable. Prepayments may also occur as a result of defaults, casualties to the related products, death of an obligor or other reasons. Also, the depositor and the seller may be required to repurchase one or more receivables from the trust in as a result of breaches of representations and warranties, and the depositor will have the right to purchase all remaining receivables from the trust when their balance has declined to [15]% or less of the initial balance. See "Description of the Trust Documents - Sale and Assignment of Receivables" and "--Termination" in the prospectus and "Description of the Notes - Optional Redemption" in this prospectus supplement. Each prepayment, repurchase or purchase will shorten the average life of the notes. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance.

You will bear all reinvestment risks resulting from a faster or slower rate of prepayment on the receivables and from the rate of principal payments on the notes.

THE NOTES MAY LACK LIQUIDITY

The underwriters intend to make a market for the purchase and sale of the notes after their initial issuance but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at desirable prices.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which the notes can be sold.

THE LACK OF PHYSICAL NOTES MAY CAUSE DELAYS IN PAYMENT AND DIFFICULTIES IN PLEDGING

The notes will be issued only in book-entry form through The Depository Trust Company, Euroclear or Cedelbank. Your ability to pledge a note to a person that does not participate in those systems may be limited because of the lack of a physical note. In addition, note payments will not be made directly to you. Instead, the indenture trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the notes.

RATINGS

The ratings of the notes will depend primarily on an assessment by Moody's and S&P of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would likely result in a corresponding reduction in the rating of the notes. The rating by the rating agencies of the notes is not a recommendation to you to purchase, hold or sell the notes. For example, the rating does not comment as to the price at which the notes are being offered to you or the suitability of the notes for you. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In addition, ratings assess credit risk and do not address likelihood of prepayments.

CERTAIN LEGAL ASPECTS RELATING TO THE OWNERSHIP AND ENFORCEABILITY OF
RECEIVABLES

Under the Indenture, the trust will grant a security interest in the receivables to the indenture trustee for your benefit. This security interest will be perfected by the filing of Uniform Commercial Code financing statements in Vermont, Nevada and Florida. To facilitate servicing and save administrative costs, however, steps which could further protect your rights under the Uniform Commercial Code will not be taken. Bombardier Capital Inc., as servicer, and not the indenture trustee, will maintain custody of the receivable files. Also, the contracts evidencing the receivables will not be stamped or otherwise marked to indicate that they have been sold to the trust and pledged to the indenture trustee. If, in the absence of these steps, through inadvertence or otherwise, any of the contracts evidencing the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, there is a risk that party will acquire an interest in the receivables superior to the interest of the indenture trustee and the noteholders.

Due to the administrative burden and expense, the documents reflecting Bombardier Capital Inc.'s security interest in the products securing the receivables will not be amended to reflect the assignment of the security interests in the products by Bombardier Capital Inc. to the depositor or by the depositor to the indenture trustee. In the absence of an amendment, in certain states the indenture trustee may not have a perfected security interest in the products securing the receivables. In addition, in certain cases Bombardier Capital Inc., as servicer, does not as part of its standard procedures file Uniform Commercial Code financing statements for certain classes of products. Thus the security interest in a particular product that has been assigned to the indenture trustee may not have been perfected in the first instance. Moreover, statutory liens for repair or unpaid taxes may have priority even over perfected security interests in the products. See "Description of the Trust Documents - Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables" in the prospectus. The lack of a perfected security interest in a particular product could prevent the trust from realizing on that product in the event of a receivable default.

RISKS TO INVESTORS UPON AN INSOLVENCY OF THE SELLER

The seller and the depositor intend that the transfer of receivables to the depositor will constitute an absolute transfer and assignment, rather than a pledge of the receivables to secure indebtedness of the seller. For accounting purposes, the seller and the depositor intend that the transfer of receivables be treated as a financing. If the seller were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession might attempt to include the receivables in the seller's bankruptcy estate. To do so it might argue that the transfer of receivables by the seller was in fact a pledge of the receivables rather than an absolute transfer and assignment. Alternately or in addition, it might argue that the assets of the depositor, including the receivables, should be consolidated into the seller's bankruptcy estate. Either of these positions, if presented to or accepted by a court, could cause the trust to experience a delay in or reduction of collections on the receivables.

YEAR 2000 READINESS DISCLOSURE: YOU COULD BE ADVERSELY AFFECTED IN ABSENCE OF YEAR 2000 COMPLIANCE

    Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or certain external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the notes

    With respect to the year 2000 problem, The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier has not independently verified the information provided to it by The Depository Trust Company.

    However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

        impress upon them the importance of their services being year 2000 compliant; and determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

In addition, The Depository Trust Company has stated that it is in the process of developing these contingency plans as it deems appropriate.

    If problems associated with the year 2000 problem were to occur with respect to The Depository Trust Company and the services described above, payments to you could be delayed or otherwise adversely affected.

                            THE TRUST

GENERAL

    BCI Consumer Receivable Trust 1999-_ (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of ____ 1, 1999 (the "Trust Agreement"), between the Depositor and ____________, as Owner Trustee under the Trust Agreement (the "Owner Trustee"). The Trust will be formed solely for the purpose of engaging in the transactions described in this prospectus supplement. After its formation, the Trust will not engage in any activity other than:

             (1) acquiring, holding and managing a pool of retail installment sales contracts and promissory notes (the "Receivables") secured by various consumer products and equipment (the "Products") and the other assets of the Trust and proceeds therefrom;

             (2) issuing the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities");

             (3) making payments on the Notes and the Certificates; and

             (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    Not including amounts allocated in the Reserve Account, the Trust will initially be capitalized with equity equal to approximately $[_____________], which is the difference between the aggregate principal amount of the Receivables as of ________ 1, 1999 (the "Cut-off Date") and the initial aggregate principal amount of the Notes. The equity in the Trust, including the right to receive distributions from the Reserve Account, will be evidenced by the Certificates issued by the Trust to the Depositor, which may thereafter hold the equity or sell or otherwise transfer it. The net proceeds from the sale of the Notes will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement, dated as of ____ 1, 1999 (the "Sale and Servicing Agreement"), among the Depositor, the Trust, Bombardier Capital Inc., as Servicer (in that capacity, the "Servicer"), and the Indenture Trustee. Simultaneously, Bombardier Capital Inc., in its capacity as Seller under the Transfer Agreement (in this capacity, the "Seller") will have [contributed] [sold] and absolutely assigned the Receivables to the Depositor pursuant to a Transfer Agreement, dated as of ____ 1, 1999 (the "Transfer Agreement"), between the Seller and the Depositor.

    The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "- The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and Certificates had taken place on that date:

Class A-1 Notes...................   $ ___,___,___
Class A-2 Notes...................     ___,___,___
Class A-3 Notes...................     ___,___,___
Certificates......................     ___,___,___
    Total.........................   $ ___,___,___
                                     =============


THE OWNER TRUSTEE

     [Owner Trustee] is the Owner Trustee under the Trust Agreement. ____________ is a Delaware banking corporation and its principal offices are located at ___________________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                        THE TRUST PROPERTY

    The Trust Property will include, among other things:

             (1) the Receivables;

             (2) all rights to receive payments due thereon on or after the Cut-off Date (excluding certain insurance premiums, late fees and other servicing charges);

             (3) amounts held in the Collection Account, the Reserve Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account and other accounts and all income from the investment of funds therein and all proceeds thereof);

             (4) an assignment of the security interests of the Seller in the Products securing the related Receivables;

             (5) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products and the Obligors; and

             (6) certain other rights under the Trust Documents.

See "The Receivables" and "Description of the Trust Documents - Collections" in the accompanying Prospectus.

    Pursuant to the Indenture, dated as of ________ 1, 1999 (the "Indenture"), between the Trust and _________, as Indenture Trustee under the Indenture (the "Indenture Trustee") the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. In
addition, [     ] (the "Insurer") will issue its irrevocable financial guaranty insurance policy (the "Bond Insurance Policy") to the Indenture Trustee for the benefit of the Noteholders.

    The Servicer, as custodian on behalf of the Trust, will hold each original Contract evidencing a Receivable, as well as copies of documents and instruments relating to that Receivable and evidencing the security interest in the

Product securing that Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, and the interests of Noteholders in the Receivables under the Indenture, the Depositor will file UCC-1 financing statements in Vermont, Florida and Nevada to give notice of the Trust's ownership of the Receivables and the related Trust Property, and the Trust will file UCC-1 financing statements in Vermont, Florida and Nevada with respect to the Trust Property in favor of the Indenture Trustee.

                       THE RECEIVABLES POOL

GENERAL

    The information presented in this prospectus supplement relates to the Receivables as of the Cut-off Date. All of the Receivables will be purchased directly or indirectly by the Seller from dealers, brokers and finance companies who regularly originate and sell receivables to the Seller or an affiliate, or will be originated by the Seller or an affiliate directly.

CERTAIN OTHER CHARACTERISTICS

    As of the Cut-off Date, the Receivables:

             (1) had a remaining maturity of at least __ months, but not more than ___ months;

             (2) had an original maturity of at least __ months, but not more than ___ months;

             (3) had an original principal balance of at least $______ and not more than $_________;

             (4) had a remaining principal balance of at least $_______ and not more than $________; and

             (5) had a contractual rate of interest ("Receivable Rate") of at least ___% and not more than ___%.

[As of the Cut-off Date, __% of the Receivables were in an interest deferral period and the average remaining deferral period remaining was _ months.] Neither the Depositor nor the Servicer may substitute other Receivables for the Receivables at any time during the term of the Sale and Servicing Agreement.

                       CHARACTERISTICS OF THE RECEIVABLES

                   Geographic Concentration of the Receivables

                                     [TABLE]

    (1) Based on the billing address of the Obligor set forth in BCI's records.

    * Indicates an amount greater than zero but less than .___% of the number of Receivables or the Cut-off Date Principal Balance of the Initial Receivables.

                                Types of Products

                                     [TABLE]

         Distribution of Original Principal Balances of the Receivables


                                                                                                    % OF INITIAL RECEIVABLES BY
                                    NUMBER OF RECEIVABLES AS       AGGREGATE PRINCIPAL BALANCE         OUTSTANDING PRINCIPAL
ORIGINAL PRINCIPAL BALANCE              OF CUT-OFF DATE           OUTSTANDING AS OF CUT-OFF DATE     BALANCE AS OF CUT-OFF DATE
--------------------------          ------------------------      ------------------------------   ----------------------------
Less than $10,000................                                             [TABLE]
Between $10,000 and $19,999......
Between $20,000 and $29,999......
Between $30,000 and $39,999......
Between $40,000 and $49,999......
Between $50,000 and $59,999......
Between $60,000 and $69,999......
Between $70,000 and $79,999......
Between $80,000 and $89,999......
Between $90,000 and $99,999......
Between $100,000 and $109,999....
Between $110,000 and $119,999....
Between $120,000 and $129,999....
Between $130,000 and $139,999....
Between $140,000 and $149,999....
Between $150,000 and $159,999....
Between $160,000 and $169,999....
Between $170,000 and $179,999....
Between $180,000 and $189,999....
Between $190,000 and $199,999....
Between $200,000 and $249,999....
Between $250,000 and $299,999....
Between $400,000 and $449,999....
Between $450,000 and $499,999....
Between $500,000 and $549,999....
Between $550,000 and $599,999....
Between $600,000 and $649,999....
Between $650,000 and $699,999....
Between $700,000 and $749,999....
Between $750,000 and $799,999....
Between $800,000 and $849,999....
Between $850,000 and $899,999....
Between $900,000 and $949,999....
Between $950,000 and $999,999....
Over $999,999....................
                                    ------------------------      ------------------------------   ----------------------------
    Total........................
                                    ========================      ==============================   ============================

                     Year of Origination of the Receivables


                                                                                                    % OF INITIAL RECEIVABLES BY
                                    NUMBER OF RECEIVABLES AS       AGGREGATE PRINCIPAL BALANCE         OUTSTANDING PRINCIPAL
    YEAR OF ORIGINATION                 OF CUT-OFF DATE           OUTSTANDING AS OF CUT-OFF DATE     BALANCE AS OF CUT-OFF DATE
--------------------------          ------------------------      ------------------------------   ----------------------------
1997......................
1998......................
                                    ------------------------      ------------------------------   ----------------------------
    Total
                                    ========================      ==============================   ============================


* Indicates an amount greater than zero but less than .___% of Statistical Calculation Date Principal Balance.



        Distribution of Original Loan-to-value Ratios of the Receivables



                                                                                                    % OF INITIAL RECEIVABLES BY
                                    NUMBER OF RECEIVABLES AS       AGGREGATE PRINCIPAL BALANCE         OUTSTANDING PRINCIPAL
    LOAN-TO-VALUE RATIO                 OF CUT-OFF DATE           OUTSTANDING AS OF CUT-OFF DATE     BALANCE AS OF CUT-OFF DATE
--------------------------          ------------------------      ------------------------------   ----------------------------
Less than 61%.............
From 61 to 65%............
From 66 to 70%............
From 71 to 75%............
From 76 to 80%............
From 81 to 85%............
From 86 to 90%............
From 91 to 95%............
Over 95%..................
                                    ------------------------      ------------------------------   ----------------------------
    Total.................
                                    ========================      ==============================   ============================

                                Receivable Rates


                                                                                                    % OF INITIAL RECEIVABLES BY
                                    NUMBER OF RECEIVABLES AS       AGGREGATE PRINCIPAL BALANCE         OUTSTANDING PRINCIPAL
    RECEIVABLE RATE                     OF CUT-OFF DATE           OUTSTANDING AS OF CUT-OFF DATE     BALANCE AS OF CUT-OFF DATE
--------------------------          ------------------------      ------------------------------   ----------------------------
Less than 7.001%..........
7.001% to 8.000%..........
8.001% to 9.000%..........
9.001% to 10.000%.........
10.001% to 11.000%........
11.001% to 12.000%........
12.001% to 13.000%........
13.001% to 14.000%........
14.001% to 15.000%........
15.001% to 16.000%........
16.001% to 17.000%........
Over 17.000%..............
                                    ------------------------      ------------------------------   ----------------------------
    Total.................
                                    ========================      ==============================   ============================



                 Remaining Months to Maturity of the Receivables


                                                                                                    % OF INITIAL RECEIVABLES BY
   REMAINING MONTHS TO              NUMBER OF RECEIVABLES AS       AGGREGATE PRINCIPAL BALANCE         OUTSTANDING PRINCIPAL
        MATURING                        OF CUT-OFF DATE           OUTSTANDING AS OF CUT-OFF DATE     BALANCE AS OF CUT-OFF DATE
--------------------------          ------------------------      ------------------------------   ----------------------------
Fewer than 31.............
31 to 60..................
61 to 90..................
91 to 120.................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
                                    ------------------------      ------------------------------   ----------------------------
    Total.................
                                    ========================      ==============================   ============================

                     Bombardier Capital Inc.

    The following information supplements the information in the prospectus under the heading "Bombardier Capital Inc."

DELINQUENCY, LOSS AND REPOSSESSION INFORMATION

    The following tables set forth information relating to Bombardier Capital Inc.'s ("BCI") delinquency, loss and repossession experience for each period indicated with respect to all financing to retail customer and equipment receivables it has purchased and continues to service, including receivables which do not meet the criteria for selection as a Receivable. BCI began underwriting and servicing retail installment contracts for consumer products and equipment in May of 1997. Thus, contracts have not yet exhibited a delinquency and loss experience that is likely to be representative of the delinquencies that may be experienced over a longer period of time. In addition, because of the rapid growth of BCI's portfolio of consumer product and equipment receivables, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio. No representation is made as to the possible likelihood, amount, timing or severity of delinquencies and losses which might occur with respect to the Receivables.

                             Delinquency Experience
                             (Dollars in Thousands)


                      Quarter ended     Quarter ended     Quarter ended     Quarter ended      Quarter ended      Quarter ended
                      Dec. 31, 1997    March 31, 1998     June 30, 1998     Sept. 30, 1998     Dec. 31, 1998      March 31, 1999
                   ------------------  ------------------ ------------------  ---------------- -----------------  -----------------
                           % of total          % of total          % of total        % of total        % of total         % of total
                           receivable          receivable          receivable    %   receivable        receivable         receivable
                   $ value  balance    $ value  balance    $ value   balance   value  balance  $ value  balance   $ value  balance
                   -------- -------    -------- -------    -------  -------- -------  -------  -------  --------  -------  -------
Receivables
Outstanding.......

Receivables
Delinquent
  30-59 Days......
  60-89 Days......
  90 Days or More.

Total Receivables
Delinquent........
                   ------------------  ------------------ ------------------  ---------------- -----------------

                   ==================  ================== ==================  ================ =================



                          Loss/Repossession Experience
                             (Dollars in Thousands)

                      Quarter ended     Quarter ended     Quarter ended     Quarter ended      Quarter ended      Quarter ended
                      Dec. 31, 1997    March 31, 1998     June 30, 1998     Sept. 30, 1998     Dec. 31, 1998      March 31, 1999
                   ------------------  ------------------ ------------------  ---------------- -----------------  -----------------
                           % of total          % of total          % of total        % of total        % of total         % of total
                           receivable          receivable          receivable        receivable   %    receivable    %    receivable
                   $ value  balance    $ value  balance    $ value  balance  % value  balance   value   balance    value   balance
                   -------- -------    -------- -------    -------  -------- -------  -------  -------  --------  -------  -------
Receivables
Outstanding.......

Receivable
Liquidations):....

Net Losses:.......

    The figures for "Receivables Outstanding" in the immediately preceding table do not take not take into account receivables already in repossession. The periods of delinquency set out in the immediately preceding table are based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a receivable due on the first day of a month is not 30 days delinquent until the first day of the next month.

    The data in this table reflect circumstances as of the end of the period indicated. Figures for "Receivables Outstanding" include receivables already in repossession. The information on "Receivable Liquidations" reflects this activity during each quarter, as a percentage of the total number of receivables being serviced as of period end. The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation during each quarter.

    There can be no assurance that the delinquency, loss or repossession experience of the Trust with respect to the Receivables will be better than, worse than or comparable to the experience set forth above. See "Risk Factors-- The Servicer's Limited Delinquency, Loss and Repossession Experience" herein.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    The following information is given solely to illustrate the effect of prepayments on the Receivables on the weighted average life of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal on the Receivables is paid. Principal payments on the Receivables may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default. The rate of prepayments on the Receivables may be influenced by a variety of social and other factors and cannot be predicted. In addition, the Depositor has the option to purchase from the Trust all remaining Receivables, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Payment Date when the Pool Scheduled Principal Balance is 15% or less of the Cut-off Date Pool Principal Balance. See "Description of the Trust Documents-- Termination" in the prospectus and "Description of the Trust Documents and Indenture--Termination" herein. Noteholders will bear all reinvestment risks resulting from the timing of principal payments on the Notes. See "Yield and Prepayment Considerations" in the prospectus.

    The Base Case prepayment model is an example of the prepayment rates that may be experienced on the Receivables. Because BCI began originating and servicing Receivables for many of the Products only recently, the model is based in part on industry experience with similar Receivables rather than BCI's experience. There can be no assurance that the Receivables will experience prepayments at projected rates or in the manner assumed by the prepayment model used for that type of Receivable, or that the Receivables in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner assumed in the Base Case.

Product                                                             Base Case Prepayment Rate
Horse Trailers and Trucks. . . . . . . . . . . . . . . . . . . .            ___% CPR
Power Sports Vehicles. . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Keyboard Instruments . . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Recreational Vehicles. . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Marine . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Motorcycles. . . . . . . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Golf Carts . . . . . . . . . . . . . . . . . . . . . . . . . . .            ___% CPR
Lawn and Garden Equipment. . . . . . . . . . . . . . . . . . . .            ___% CPR
Neighborhood Vehicles. . . . . . . . . . . . . . . . . . . . . .            ___% CPR

    The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Receivables secured by the particular Product types listed above.

    As used in the following tables, the columns headed __%, __%, ___%, ___% and ___% assume that prepayments on the Receivables are made at Base Case Prepayment Rates of __%, __%, ___%, ___% and ___%, respectively. For example, __% Base Case Prepayment Rate and ___% Base Case Prepayment Rate mean that Receivables related to horse trailers, power sport vehicles, keyboard instruments and recreational vehicles have been assumed to have a prepayment rate equal to ___% CPR and ___% CPR, respectively. CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF RECEIVABLES, INCLUDING THE RECEIVABLES.

    The percentages and weighted average lives in the following tables were determined assuming that:

             (1) scheduled interest and principal payments on the Receivables are received in a timely manner and prepayments are made at the percentages of the Base Case prepayment model set forth in the table;

             (2) the Servicer exercises its right of optional termination described above;

             (3) the aggregate principal balance of the Receivables as of the Cut-off Date is $___,___,___.__ and the Receivables have the characteristics described under "Assumed Characteristics of the Receivables as of the Cut-Off Date";

             (4) no interest shortfalls will arise in connection with prepayments in full of the Receivables;

             (5) distributions are made on the Notes on the ___ day of each month commencing in [Date]; and

             (6) the Notes are issued on [Date] (collectively, the "Modeling Assumptions").

No representation is made that the Receivables will not experience delinquencies or losses.

       Assumed Characteristics of the Receivables as of the Cut-off Date


                                  Weighted Average         Aggregate Principal   Weighted Average  Weighted Average
                                  Balance Outstanding      Receivable Rate       Original Term     Remaining Term
Horse Trailers and
Trucks......................
Power Sports Vehicles.......
Keyboard Instruments........
Recreational Vehicles.......
Marine......................
Motorcycles.................
Golf Carts..................
Lawn and Garden
Equipment...................
Neighborhood Vehicles
    Total...................

--------
(1) Based on scheduled payments due after the Cut-off Date and assuming no prepayments on the Receivables.

    Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Notes and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the Base Case Prepayment Rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

          Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                     Base Prepayment Model Set Forth Below:

           DATE                          __%           __%            __%           __%            __%
----------------------------       -------------   ------------   -----------   -----------   ------------
Initial Percentage..........
[DATE]......................
Weighted Average Life Years



    The weighted average life of a Class A-1 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that Note multiplied by the number of years from the date of issuance of the Class A-1 Note to the stated Payment Date and dividing the sum by the initial principal balance of the Class A-1 Note.

          Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the Base Case Prepayment Model Set Forth Below:



           DATE                          __%           __%            __%           __%            __%
----------------------------       -------------   ------------   -----------   -----------   ------------
Initial Percentage..........
[DATE]......................
[DATE]......................
[DATE]......................
Weighted Average Life Years.


    The weighted average life of a Class A-2 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that Note multiplied by the number of years from the date of issuance of the Class A-2 Note to the stated Payment Date and dividing the sum by the initial principal balance of such Class A-2 Note.


          Percentage of the Original Principal Balance of the Class A-3
                   Notes at the Respective Percentages of the Base Case Prepayment Model Set Forth Below:


           DATE                          __%           __%            __%           __%            __%
----------------------------       -------------   ------------   -----------   -----------   ------------
Initial Percentage..........
[DATE]......................
[DATE]......................
[DATE]......................
[DATE]......................
Weighted Average Life Years.

    The weighted average life of a Class A-3 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that Note multiplied by the number of years from the date of issuance of the Class A-3 Note to the stated Payment Date and dividing the sum by the initial principal balance of the Class A-3 Note.

                            DESCRIPTION OF THE NOTES

    The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made. ___________________, a [national banking association] headquartered in
____________, ______, will be the Indenture Trustee.

DISTRIBUTIONS

    Noteholders will be entitled to receive distributions of interest and principal on each Payment Date commencing in ____ __, to the extent that funds available are sufficient therefor. Distributions on the Notes generally will be made from funds available first in respect on interest on the Notes, then in respect of principal on the Notes, in the manner and order of priority set forth below.

INTEREST

    Interest on the Principal Balance of each Class of Notes will accrue from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, at the Interest Rate for that Class. The "Principal Balance" of any Class of Notes as of any Payment Date will be the original Principal Balance minus all amounts previously distributed to the Noteholders of that Class in respect of principal.

    Interest on the Class A-1 and Class A-3 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-2 Notes will be calculated on the basis of the actual number of days in each period beginning on and including a Payment Date and ending on but excluding the next Payment Date; provided that the first period begins on and include the Closing Date and end on but exclude the next Payment Date (each a "Floating Rate Interest Accrual Period").

    Interest will be paid on the Notes on each Payment Date to the extent of funds available on that date. In the event the funds available are not sufficient to make a full payment of interest on the Notes, the funds available will be applied pro rata to each Class of Notes based on the amount payable to each Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Payment Date. Any amount carried forward will bear interest at the Interest Rate for that Class, to the extent legally permissible.

Determination of LIBOR.

    LIBOR, for the purposes of calculating the Class A-2 Rate, will be determined as described in this paragraph. "LIBOR" with respect to any Interest Reset Period will be established by the Calculation Agent and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to that Interest Reset Period (a "LIBOR Determination Date"). The "Interest Reset Period" for the calculation of LIBOR will be the Floating Rate Interest Accrual Period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at lease two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 15 (.0000001), with five one-millionths of a percentage point rounded upwards, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period. The "Calculation Agent" with respect to the Class A-2 Notes will be the Indenture Trustee.

PRINCIPAL

    Noteholders will be entitled to receive on each Payment Date as payment of principal, in the manner and order of priority set forth below, an amount equal to the Total Principal Distribution Amount for such Payment Date. Such amount will paid as principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full, then on the Class A-2 Notes until the Class A-2 Notes have been paid in full, and then on the Class A-3 Notes until the Class A-3 Notes have been paid in full.

    To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Notes will be payable on the following "Stated Maturity Date" for such Class:

    Class A-1: [DATE]

    Class A-2: [DATE]

    Class A-3: [DATE]

    The "Total Principal Distribution Amount" for any Payment Date will equal:

             (1) the Formula Principal Distribution Amount for such Payment Date (described below), plus

             (2) the aggregate of all Formula Principal Shortfalls, if any, for prior Payment Dates (described below).

    The "Formula Principal Distribution Amount" with respect to any Payment Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period (as defined below), in each case computed in accordance with the method specified in each Receivable:

             (1) all scheduled payments of principal due on each outstanding Receivable during the related Monthly Period -- after adjustments for previous partial principal prepayments and after any adjustments to a Receivable's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor;

             (2) the Scheduled Principal Balance (as defined below) of each Receivable which, during the related Monthly Period, was purchased by the Seller pursuant to the Sale and Servicing Agreement on account of a breach of a representation or warranty;

             (3) all partial principal prepayments applied and all principal prepayments in full received on Receivables during the related Monthly Period;

             (4) the Scheduled Principal Balance of each Receivable that became a Liquidated Receivable (as defined below) during the related Monthly Period, plus the amount of any reduction in the outstanding principal balance of a Receivable during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; and

             (5) all collections in respect of principal on the Receivables received during the preceding Monthly Period.

    A "Monthly Period" with respect to a Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs. The "Scheduled Principal Balance" of a Receivable for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Receivable" means any Defaulted Receivable as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Receivable through the date of disposition of the related Product have been recovered or any defaulted Receivable in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received.

    A "Defaulted Receivable" is any Receivable as to which the Servicer has commenced repossession procedures or assigned such Receivable to a third party for repossession or other enforcement, but which has not become a Liquidated Receivable.

    In the event the remaining funds available for such Payment Date are not sufficient to make a full distribution of the Formula Principal Distribution Amount, the amount of such deficiency (the "Formula Principal Shortfall" for such Payment Date) will be added to the Total Principal Distribution Amount for the next Payment Date.

RESERVE ACCOUNT

    The Reserve Account held by the Trust for the benefit of the Noteholders (the "Reserve Account") will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in the amount of $_________ (the "Required Reserve Amount"), which is ___% of the initial principal balance of the Notes.

    Amounts allocated from time to time to the Reserve Account will continue to be held for the benefit of Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent that the Amount Available (after the payment of the Servicing Fee [if BCI is not the Servicer]) with respect to any Monthly Period is less than the sum of the interest due on the Notes plus the Total Principal Distribution Amount for such Payment Date and will be paid to the Noteholders. On each Payment Date, the Reserve Account will be reinstated up to the Required Reserve Amount to the extent of the portion, if any, of the Amount Available remaining after payment of the Servicing Fee [if BCI is not the Servicer] and the payment on the Notes of interest due thereon and the Total Principal Distribution Amount.

    After giving effect to all deposits in or withdrawals from the Reserve Account on any Payment Date, if the amount allocated to the Reserve Account is greater than the Required Reserve Amount for such Payment Date, except as described below, such excess amount will be distributed to the Depositor. Upon any distribution to the Depositor of such amounts, the Noteholders will not have any rights in, or claims to, such amounts.

    After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes and the outstanding principal balance of the Notes, any funds allocated to the Reserve Account will be paid to the Depositor.

    The Reserve Account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the Bond Insurance Policy were unavailable for any reason, and the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.

OPTIONAL REDEMPTION

    The Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Depositor may purchase the Receivables when the Pool Scheduled Principal Balance has declined to [15]% or less of the Cut-off Date Pool Principal Balance, as described in the accompanying prospectus under "Description of the Trust Documents--Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Receivables during a Monthly Period. Redemption would effect early retirement of the Class A-[3] Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.


                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

        The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture as such terms are used in the accompanying prospectus and as set forth in the accompanying prospectus, to which description reference is hereby made.

ACCOUNTS

        The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). See "Description of the Trust Documents -- Collections" in the accompanying prospectus.

DISTRIBUTIONS

        On each Payment Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

        1. [If BCI or an affiliate is no longer the Servicer, then] to the Servicer, the Monthly Servicing Fee for the related Monthly Period.

        2. To the Insurer, the premium due on the Bond Insurance Policy.

        3. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period and with respect to advances no longer deemed collectible by the Servicer out of proceeds of the related Receivable.

        3. To the Note Distribution Account, all accrued interest on the Notes.

        4. To the Note Distribution Account, the Total Principal Distribution Amount for such Payment Date.

        5. To the Reserve Account, the amount, if any, necessary to restore the balance thereof to the Required Reserve Account.

        6. To an account established for the benefit of the Certificateholders, all amounts due on the Certificates.

        7. To BCI, any remaining amount as the Monthly Servicing Fee.

        On each Payment Date, the Indenture Trustee or its paying agent will distribute all amounts on deposit in the Note Distribution Account in payment of interest and principal on the Notes in the manner described above.

        "Amount Available" with respect to any Payment Date, means generally the sum of payments on the Receivables received during the preceding month, any advances made by the Servicer, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Receivables, any payments made under the Bond Insurance Policy, all earnings from the investment of funds in the Collection Account.

        "Purchased Receivable" means a Receivable that the Seller or Depositor has become obligated to repurchase, or, under certain circumstances, has elected to repurchase, as a result of an uncured breach by the Seller or Depositor of a representation or warranty made by it with respect to such Receivable or that the Servicer has become obligated to repurchase, or, under certain circumstances, has elected to repurchase, as a result of an uncured breach of the covenants made by it with respect to such Receivable.

STATEMENTS TO SECURITYHOLDERS

        On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, with respect to such Payment Date or the period since the previous Payment Date, as applicable:

        1. the amount of the distribution allocable to interest on or with respect to each Class of Notes;

        2. the amount of the distribution allocable to principal on or with respect to each Class of Notes;

        3. the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes after giving effect to all payments reported under (2) above on such date;

        4. the Interest Shortfall for each Class of Notes, if any, and the change in such amounts from the preceding statement;

        5. the amount on deposit in the Reserve Account and the Required Reserve Account;

        6. the amount of the Monthly Servicing paid to the Servicer;

        7. the number and aggregate principal balances of delinquent Receivables, the number of Products repossessed and repossessed and remaining in inventory and the number of Receivables that became Liquidated Receivables with respect to the immediately preceding Monthly Period; and

        8. the aggregate amount of advances made by the Servicer with respect to such Payment Date, and the aggregate amount paid to the Servicer as reimbursement of advances made on prior Payment Dates.

        Each amount set forth pursuant to subclauses (1) through (6) with respect to Notes will be expressed as a dollar amount per $______ of the initial principal amount of the Notes.

        Unless and until Notes are issued in registered form ("Definitive Notes") to the Noteholders or their nominees, rather than to The Depository Trust Company, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of The Depositary Trust Company. Note Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying prospectus.

        Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Depositor deems necessary to enable such Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

ADMINISTRATOR

        BCI will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement (in such capacity, the Administrator"). The Administrator, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

                            THE BOND INSURANCE POLICY

        The following information and the information under "--The Insurer" herein have been supplied by the Insurer for inclusion in this prospectus supplement. No representation is made by the Underwriters, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information. Terms defined herein are exclusive to this section and "--The Insurer" herein.

        The Insurer, in consideration of the payment of the premium and subject to the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Noteholder that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, on behalf of the Noteholder from the Insurer, for distribution by the Indenture Trustee to each Noteholder of each Noteholder's proportionate share of the Insured Payment. The Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Insurer.

        Notwithstanding the foregoing paragraph, the Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

        The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of:

                (1) a certified copy of the order requiring the return of a preference payment;

                (2) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal;

                (3) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the related Notes against the debtor which made such preference payment or otherwise with respect to such preference payment; and

                (4) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer;

provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly unless such Noteholder has returned principal or interest paid on the related Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Noteholder.

        The Insurer will pay any other amount payable under the Bond Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount (as defined below) is due or the second Business Day following receipt in New York, New York on a Business Day by ________________________, as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for Purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Bond Insurance Policy.

        As used in the Bond Insurance Policy, the following terms shall have the following meanings:

        "Deficiency Amount" means, as of any Payment Date, the excess of interest and principle due on the Notes over amounts available in the Note Distribution Account and Reserve Account but for the payment of any Insured Payments by the Insurer.

        "Insured Payment" means any Preference Amount and, as of any Payment Date, any Deficiency Amount.

        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

        "Preference Amount" means any amount previously distributed to a Noteholder on the related Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a Court having competent jurisdiction.

        Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Insurer.

        Any notice under the Bond Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

        The notice address of the Fiscal Agent is______________________________,
Attention: _____________________, or such other address as the Fiscal Agent shall specify in writing to the Trustee.

        The Bond Insurance Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by the Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        The Bond Insurance Policy is not cancelable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Notes.

                                   THE INSURER

        The Insurer is ___________________________, a [          ] company. The
Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1998 and December 31, 1997 and for the three years ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10- K of _______ for the year ended December 31, 1998 which was filed with the SEC on _________, 1999 and the consolidated financial statements of the Insurer and its subsidiaries for the nine months ended September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of ________ for the period ending September 30, 1998 which was filed with the SEC on __________, 1998, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Insurer and its subsidiaries included in documents filed by _______ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").



                                                         SAP
                                       ----------------------------------------
                                       December 31, 1998     September 30, 1999
                                       -----------------     ------------------
                                           (Audited)              (Unaudited)
                                                     (In millions)
Admitted Assets ......................
Liabilities ..........................
Capital and Surplus ..................

                                                         GAAP
                                       ----------------------------------------
                                       December 31, 1998     September 30, 1999
                                       -----------------     ------------------
                                           (Audited)              (Unaudited)
                                                     (In millions)
Assets ..............................
Liabilities .........................
Shareholder's Equity ................

        Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is _____________________________. The telephone number of the Insurer is
__________________.

        The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy and the Insurer set forth under the heading "Description of the Trust Documents and Indenture -- The Bond Insurance Policy" herein. Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

        Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

        Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Insurer "AAA."

        [Fitch Investors Service, L.P. rates the claims paying ability of the Insurer "AAA."]

        Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

RIGHTS OF THE INSURER

        The Indenture provides that the Indenture Trustee is permitted to distribute Insured Payments only for purposes of paying the Noteholders any amount for which a claim was made to the Insurer.

        In the event an Insured Payment is made, the Insurer, until all such Insured Payments have been fully reimbursed, will be subrogated to the rights of Noteholders to receive any payments on the Notes.

        Provided no Insurer default has occurred and is continuing, the Insurer shall have the right to direct certain actions of the Servicer and Indenture Trustee and shall control all Noteholder consents, approvals and directions under the Indenture.

        The Bond Insurance Policy does not guarantee to the Noteholders any specified rate of principal prepayments.

                CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

        The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the prospectus.

        Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed herein or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

        In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, and in the opinion of ______________, for Delaware state income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Note, agrees to treat the Notes as debt for federal income tax purposes. The Notes will not be issued with original issue discount ("OID").

                              ERISA CONSIDERATIONS

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to diversify, and in accordance with governing plan documents.

        Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of certificates, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

        A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

        Each of the Underwriters named below severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") among each of the underwriters and the Depositor, to purchase from the Depositor the respective principal amounts of Notes set forth opposite its name below:

                                                          Class A-1    Class A-2     Class A-3
                                                            Notes        Notes          Notes
                                                          ---------    ---------     ---------
Merrill Lynch, Pierce, Fenner & Smith Incorporated .....   $             $             $
[Underwriter] ..........................................
Total ..................................................
                                                           ========      =======       ========


        The Depositor has been advised by the underwriters that they propose initially to offer the Notes to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below and which is expressed as a percentage of the Principal Balance of the applicable Class. The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                         Selling            Reallowance
             Class                      Concession            Discount
             -----                      ----------          ------------
A-1 ...............................             %                    %
A-2 ...............................             %                    %
A-3 ...............................             %                    %


        Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

        If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Notes in the open market.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The Depositor does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by the underwriters that the underwriters currently intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

        Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the Depositor and the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

                                  LEGAL MATTERS

        Certain matters with respect to the legality of the Notes and with respect to the federal and New York income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the Notes will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                 INDEX OF DEFINED TERMS IN PROSPECTUS SUPPLEMENT

Amount Available . . . . . . . . . . . . . . . . . . . . . . S-28
BCI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19
Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . S-34
Bond Insurance Policy. . . . . . . . . . . . . . . . . . . . S-13
Calculation Agent. . . . . . . . . . . . . . . . . . . . . . S-25
Certificates . . . . . . . . . . . . . . . . . . . . . . . . S-12
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-33
Collection Account . . . . . . . . . . . . . . . . . . . . . S-27
CPR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
Cut-off Date . . . . . . . . . . . . . . . . . . . . . . . . S-12
Defaulted Receivable . . . . . . . . . . . . . . . . . . . . S-26
Deficiency Amount. . . . . . . . . . . . . . . . . . . . . . S-30
Definitive Notes . . . . . . . . . . . . . . . . . . . . . . S-29
Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . S-26
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-34
Fiscal Agent . . . . . . . . . . . . . . . . . . . . . . . . S-30
Floating Rate Interest Accrual Period. . . . . . . . . . . . S-24
Formula Principal Distribution Amount. . . . . . . . . . . . S-25
Formula Principal Shortfall. . . . . . . . . . . . . . . . . S-26
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-32
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . S-13
Indenture Trustee. . . . . . . . . . . . . . . . . . . . . . S-13
Insured Payment. . . . . . . . . . . . . . . . . . . . . . . S-30
Insurer. . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
Interest Reset Period. . . . . . . . . . . . . . . . . . . . S-24
LIBOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-24
LIBOR Business Day . . . . . . . . . . . . . . . . . . . . . S-24
LIBOR Determination Date . . . . . . . . . . . . . . . . . . S-24
Liquidated Receivable. . . . . . . . . . . . . . . . . . . . S-26
Modeling Assumptions . . . . . . . . . . . . . . . . . . . . S-21
Monthly Period . . . . . . . . . . . . . . . . . . . . . . . S-26
Note Distribution Account. . . . . . . . . . . . . . . . . . S-27
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-33
Owner Trustee. . . . . . . . . . . . . . . . . . . . . . . . S-12
Plan Assets Regulation . . . . . . . . . . . . . . . . . . . S-34
Pool Scheduled Principal Balance . . . . . . . . . . . . . . S-27
Preference Amount. . . . . . . . . . . . . . . . . . . . . . S-31
Principal Balance. . . . . . . . . . . . . . . . . . . . . . S-24
Products . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
PTCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-34
Purchased Receivable . . . . . . . . . . . . . . . . . . . . S-28
Receivable Files . . . . . . . . . . . . . . . . . . . . . . S-14
Receivable Rate. . . . . . . . . . . . . . . . . . . . . . . S-14
Receivables. . . . . . . . . . . . . . . . . . . . . . . . . S-12
Required Reserve Amount. . . . . . . . . . . . . . . . . . . S-26
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . S-26
Sale and Servicing Agreement . . . . . . . . . . . . . . . . S-12


SAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-32
Scheduled Principal Balance. . . . . . . . . . . . . . . . . S-26
Securities . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Stated Maturity Date . . . . . . . . . . . . . . . . . . . . S-25
Telerate Page 3750 . . . . . . . . . . . . . . . . . . . . . S-24
Total Principal Distribution Amount. . . . . . . . . . . . . S-25
Transfer Agreement . . . . . . . . . . . . . . . . . . . . . S-12
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . S-12
Trust Documents. . . . . . . . . . . . . . . . . . . . . . . S-27
Underwriting Agreement . . . . . . . . . . . . . . . . . . . S-34


                     BCI CONSUMER RECEIVABLE TRUST 1999-____
                               ASSET-BACKED NOTES,
                                 SERIES 1999-__


                          BOMBARDIER CAPITAL CF II INC.
                                    DEPOSITOR


                             BOMBARDIER CAPITAL INC.
                               SELLER AND SERVICER

                 $___,___,___ ___%ASSET BACKED NOTES, CLASS A-1
            $___,___,___ FLOATING RATE ASSET BACKED NOTES, CLASS A-2
                 $___,___,___ ___% ASSET BACKED NOTES, CLASS A-3



                                -----------------
                              PROSPECTUS SUPPLEMENT
                                -----------------

                               MERRILL LYNCH & CO.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the Notes in any state where the offer is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes will deliver a prospectus supplement and prospectus until ________________, 1999.

Information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus, accompanied by a final prospectus supplement, is delivered. This prospectus does not constitute an offer to sell these securities in any state where it is not permitted.

                  SUBJECT TO COMPLETION DATED _______ __, 1999

PROSPECTUS

                    BOMBARDIER RECREATIONAL & CONSUMER TRUSTS
                               ASSET-BACKED NOTES
                            ASSET-BACKED CERTIFICATES

                          BOMBARDIER CAPITAL CF II INC.
                                   (Depositor)

                             BOMBARDIER CAPITAL INC.
                             (Seller and Servicer)



CONSIDER CAREFULLY THE
RISK FACTORS BEGINNING
ON PAGE __ IN THIS
PROSPECTUS.

The Asset Backed Notes
of as given series
represent obligations of
the related trust only.
The Asset Backed
Certificates of a given
series represent
beneficial interests in
the related trust only.
Neither the Asset
Backed Notes nor the
Asset Backed
Certificates represent
obligations of or
interests in, and are not
guaranteed or insured
by, Bombardier Capital
CF II Inc. or
Bombardier Capital Inc.
or any of their
respective affiliates.

This prospectus may be
used to offer and sell
any series of securities
only if accompanied by
the prospectus
supplement for that
series.

THE TRUSTS--
      A new trust will be formed to issue each series of securities. The assets of each trust will be limited to those described below:

         The primary assets of each trust will be a pool of receivables of one or more of the following types (as specified in the supplement to this prospectus):

              retail installment sales contracts or promissory notes for the purchase of a variety of consumer products; and

              revolving credit loans secured by these products.

      Each trust may also own monies on deposit in a pre-funding account, which will be used to purchase additional receivables from time to time during the period specified in the related prospectus supplement.

      The property of each trust will include an assignment of the security or ownership interests in the consumer products financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancements specified in the related prospectus supplement.


THE SECURITIES--
      will represent indebtedness of the related trust (in the case of Asset Backed Notes) or beneficial interests in the related trust (in the case of Asset Backed Certificates);

      will be paid only from the assets of the related trust;

      if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency;

      may benefit from one or more forms of credit enhancement; and

      will be issued as part of a designated series, which will include one or more classes of Asset Backed Notes and/or one or more classes of Asset Backed Certificates.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           ___________________, 199__

                        TABLE OF CONTENTS

Caption                                                         Page
-------                                                         ----
The Trusts.........................................................3
      The Trustee..................................................4
The Receivables....................................................5
The Depositor......................................................5
Bombardier Capital Inc.............................................6
      General......................................................6
      Purchase of Receivables......................................7
      Loss and Delinquency Information.............................9

Yield and Prepayment Considerations................................9
Pool Factors......................................................10
Use of Proceeds...................................................11
The Notes.........................................................11
     General......................................................11
     Principal and Interest on the Notes..........................12
     The Indenture................................................13
     The Indenture Trustee........................................19
The Certificates..................................................19
     General......................................................19
     Distributions of Interest and Principal......................19
Certain Information Regarding the Securities......................20
     Book-Entry Registration......................................20
     Definitive Securities........................................24
     Statements to Securityholders................................25
     Lists of Securityholders.....................................27
Description of the Trust Documents................................28
     Sale and Assignment of the Receivables.......................28
     Custody of Receivable Files..................................31
     Collections..................................................31
     Servicing Procedures.........................................33
     Servicing Compensation.......................................34
     Distributions................................................34
     Enhancement..................................................35
     Advances.....................................................36
     Evidence as to Compliance....................................36
     Certain Matters Regarding the Servicer.......................37
     Indemnification and Limits on Liability......................37
     Servicer Termination Events .................................38
     Waiver of Past Defaults......................................39
     Amendment....................................................39
     Termination..................................................40
     The Trustee..................................................41

     Duties of the Trustee........................................41
Administrator.....................................................42
Certain Legal Aspects of the Receivables..........................42
     Rights in the Receivables....................................42

     Security Interests in the Products other than Boats..........43
     Security Interests in Boats..................................45
     Repossession.................................................49
     Notice of Sale; Redemption Rights............................50
     Deficiency Judgments and Excess Proceeds.....................50
     Soldiers' and Sailors' Civil Relief Act......................50
     Consumer Protection Laws.....................................51
     Other Limitations............................................52
Certain Federal Income Tax Consequences...........................52
ERISA Considerations..............................................68
Plan of Distribution..............................................69
Legal Matters.....................................................69
Reports to Securityholders........................................70
Where You Can Find More Information...............................71



                                   THE TRUSTS

      With respect to each series of Securities, a new trust (each, a "Trust") will be formed by the Depositor pursuant to either a Pooling and Servicing Agreement among the Depositor, Bombardier Capital Inc. as Servicer, and the Trustee (the "Trustee") specified in a supplement to this Prospectus (each a "Prospectus Supplement") (each of these Trusts, a "grantor trust"), or a Trust Agreement between the Depositor and the Trustee specified in the related Prospectus Statement (each of these Trusts, an "owner trust").

      A series of Securities may include one or more classes of Asset Backed Notes (the "Notes"). The Notes, if any, of a series will be issued by an owner trust pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). A series of Securities may, if it is issued by an owner trust, and will, if it is issued by a grantor trust, include one or more classes of Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities"). Each Certificate, if any, will represent a fractional undivided interest only in the related Trust. Each Note, if any, will represent an obligation only of the related Trust and will be secured by the related Trust Property. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. Each Trust will acquire a Receivable Pool pursuant to the related Pooling and Servicing Agreement in the case of a grantor trust or pursuant to a Sale and Servicing Agreement among the Trust, the Depositor, the Servicer and the Indenture Trustee in the case of an owner trust. In each case, the Depositor will have acquired the Receivable Pool from the Seller pursuant to a sale or a contribution and absolute assignment pursuant to a Transfer Agreement (the "Transfer Agreement") between the Seller and the Depositor. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of the related series and distributing payments thereon.

      The assets of each Trust (as described below, the "Trust Property") will include, among other things:

          (1) a Receivable Pool;

          (2) all monies paid or payable thereon on or after the date specified in the related Prospectus Supplement (the "Cut-off Date");

          (3) those amounts as from time to time may be held in one or more separate accounts (the "Collection Account"), including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof, and certain other accounts including the proceeds thereof;

          (4) an assignment of the security interests of the Seller in the Products securing the related Receivables;

          (5) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Products or Obligors; and

          (6) certain other rights under the related Trust Documents.

See "The Receivables" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Receivables ("Subsequent Receivables") from the Depositor from time to time (and as frequently as daily) during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Any Subsequent Receivables so purchased will be included in the related Receivable Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

      To the extent provided in the related Prospectus Supplement, for a period of time specified in that Prospectus Supplement (the "Revolving Period") collections of principal on the Receivables for the related series may be applied to purchase additional Receivables ("Additional Receivables") from the Seller for that series.

      The Servicer will service the Receivables held by each Trust and will receive fees specified in the related Prospectus Supplement for those services (the "Servicing Fee"). See "Description of the Trust Documents--Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, the Servicer, on behalf of each Trust, will hold the original installment sales contract or promissory note and account agreements, as applicable, as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Product securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, the Seller and Depositor will each file financing statements pursuant to the Uniform Commercial Code in Vermont, Nevada and Florida to give notice of that Trust's ownership of the related Receivables and the related Trust Property.

THE TRUSTEE

      The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of the related series will be limited solely to the express obligations of this Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the Servicer or its successor will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee. In the case of an owner trust, the Trustee will be referred to in the Prospectus Supplement as the "Owner Trustee."

                                 THE RECEIVABLES

      Each pool of Receivables with respect to a Trust (a "Receivable Pool") may consist of one of more of the following types or receivables (the "Receivables") (as specified in the related prospectus supplement): retail installment sales contracts and promissory notes to finance the purchase of Products (described below), or revolving credit loans secured by Products. The Receivables will be originated or purchased by the Seller on an individual basis in the ordinary course of business. See "Bombardier Capital Inc.--Purchase of Receivables." Except as otherwise specified in the related Prospectus Supplement, the Receivables will be fully amortizing and will bear interest at a fixed or variable rate (the "Receivable Rate").

      The Products financed by the Receivables included in a Receivable Pool may include all the types of consumer products the Seller is then financing for retail customers. Currently, the Seller has provided financing for the purchase of:

          motorcycles; marine products, including boats, boat trailers and outboard motors;

          pianos and organs; horse trailers and trucks; power sport vehicles, including snowmobiles, personal watercraft and all-terrain vehicles; and

          golf carts; lawn and garden equipment; neighborhood vehicles and recreational vehicles.

Any Trust whose Securities are offered pursuant to this Prospectus will include only Receivables secured by one or more of the foregoing types of Products. Information with respect to each Receivable Pool will be set forth in the related Prospectus Supplement, including the types of Products securing a Receivable Pool, the relative concentrations of each of these types and the distribution of Receivables by Receivable Rate and geographic concentration. Because the Seller has less extensive experience in underwriting and servicing receivables for items similar to the Products, the Seller has no basis upon which to distinguish the expected delinquency, default or prepayment experience of Receivables secured by different types of Products.

                                  THE DEPOSITOR

      Bombardier Capital CF II Inc. (the "Depositor") was organized in the State of Delaware on July 7, 1999. The Depositor is a limited purpose corporation owned by BCI. The Depositor currently maintains its principal executive office at P.O. Box 200, 1600 Mountain View Drive, Colchester, Vermont 05446. Its telephone number is 802-655-2607.

                             BOMBARDIER CAPITAL INC.

GENERAL

      Bombardier Capital Inc. ("BCI" or, in its capacity as Seller of the Receivables to the Depositor, the "Seller" or, in its capacity as servicer of the Receivables, the "Servicer") is a financial services company incorporated in Massachusetts in 1974 and is a wholly-owned subsidiary of Bombardier Capital Holdings Inc., a Delaware corporation located in Jacksonville, Florida. Bombardier Capital Holdings Inc. is wholly-owned by Bombardier Corporation, an Idaho corporation, which in turn is wholly-owned by Bombardier Corporation (Delaware), a Delaware corporation. Bombardier Corporation (Delaware) is wholly-owned by Bombardier Inc., a Canadian corporation. BCI's executive office is located at 1600 Mountain View Drive, Colchester, Vermont 05446. The telephone number of the executive office is (802) 654-8100.

      BCI services and underwrites its consumer finance division through Bombardier Capital Florida Inc. ("BCIF"), its wholly owned subsidiary, from BCIF's offices at 12735 Gran Bay Parkway West, Suite 1000, Jacksonville, Florida 32258. The telephone number of the consumer finance division is (888) 201-1865.

      BCI's business operations are carried on through five divisions. As of January 31, 1999, the Inventory Finance Division and the Commercial & Industrial Finance Division accounted for approximately [66.2]% of the managed assets of BCI. The Consumer Finance Division, the Mortgage Division and the Technology Management & Finance Division were created in 1997.

      The Inventory Finance Division, which has been in operation since the inception of BCI, provides secured purchase money inventory financing to dealers selling recreational, commercial and consumer products. The Commercial & Industrial Finance Division has been in operation since 1991 and provides domestic and international lending, leasing and asset management services in connection with a range of business aircraft and other commercial and industrial products and provides factoring of accounts receivable and other financial services to affiliated Bombardier companies. BCI has entered new market segments by launching its own consumer retail and manufactured housing financing operations through its Consumer Finance Division and Mortgage Division. In addition, BCI has begun providing commercial leasing services relating to computer and telecommunications hardware and software and related equipment through its Technology Management and Finance Division. BCI operates in highly competitive markets.

      As of January 31, 1997, January 31, 1998 and January 31, 1999, BCI's total assets under management -- primarily financing assets -- were approximately $[934] million, $[1,289] million and $_____ million, respectively, and shareholders' equity was approximately $[139] million, $[159] million and $_____ million, respectively. For the fiscal years ended 1997, 1998 and 1999, total BCI revenues were approximately $[110] million, $[171] million and $_____ million, respectively.

      Bombardier Inc. is a Canadian corporation which, directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the aerospace, recreational products and transportation equipment industries. In addition, Bombardier Inc. and its subsidiaries offer support, maintenance and training services, as well as operations management in the public and private sectors. Through various subsidiaries, Bombardier Inc. is engaged in financial services and one division of Bombardier Inc. is involved in the development of real estate interests earmarked for new uses. Bombardier Inc. and its subsidiaries operate plants in Canada, Mexico, the United States, Austria, Belgium, the Czech Republic, Finland, France, Germany, Switzerland and the United Kingdom.

      Bombardier Inc.'s equity securities are publicly traded on The Montreal Exchange and The Toronto Stock Exchange, on the Brussels stock exchange in Belgium and on the Frankfurt Stock Exchange in Germany. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada, including Quebec and Ontario, and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded. Bombardier does not have securities registered in the United States.

      The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

PURCHASE OF RECEIVABLES

      Through its Consumer Finance Division, BCI purchases contracts directly or indirectly from approximately 3000 dealers, brokers and finance companies ("Dealers") located throughout the United States who initiate and sell contracts to BCI pursuant to the terms of approved dealer retail agreements. BCIF's personnel contact dealers and explain BCI's available financing plans, terms, prevailing rates and credit and financing policies. BCIF's credit underwriting department is located in Jacksonville, Florida.

      All receivables that BCI purchases are written on forms provided or approved by BCI and are purchased on an individually approved basis in accordance with BCI's guidelines. The Dealer submits the customer's credit application to BCIF's office where an analysis of the creditworthiness of the proposed buyer is made. The credit application, which requests income, debt obligations, and employment history of the applicant, is reviewed for completeness and compliance with BCI's underwriting policies for contracts purchased from Dealers. Underwriters are assigned to applications on a progressive scale driven by experience. Junior underwriters are generally limited to low dollar, high credit scoring applicants while more experienced underwriters typically underwrite high dollar or low credit scoring applicants.

      BCI's evaluation of credit applicants is intended to assess the obligor's ability and willingness to pay the amounts due on the contract and the adequacy as collateral of the unit financed rather than to assess solely the collateral value of the product financed. The maximum loan amount for a purchaser of a product will depend on a variety of factors, which may include the type of product, whether the product is new or used, the obligor's debt-to-income ratio, and the manufacturer's invoice or the MSRP. The manufacturer's invoice, credit history and stability, is used to calculate maximum loan to value ratio for new marine products, RVs, and keyboard instruments. The MSRP, as stated in the National Automobile Dealers Association reference guide, is used for all new powersport products. For used products, maximum loan to value ratio is calculated based on the "clean wholesale" values found in the National Automobile Dealers Association reference guide or, for marine products, based on the "low retail" values found in the National Automobile Dealers Association reference guide or the BUC reference guides. Prior to April of 1999, the maximum loan to value ratio for new marine and RV products was calculated at 125% of invoice. The maximum loan to value ratio on new powersport products was calculated at 115% of MSRP, inclusive of tax, title, tag, and set up plus 10% for hard adds and accessories. The maximum loan to value ratio on used products was calculated at 120% of the "high retail" values in the reference guides. BCI may finance optional credit life, accident and health, extended warranty insurance, and service contracts for the term of the receivable up to a maximum of 10% of the invoice, MSRP, or other reference price, as the case may be, of the Product. In April of 1999, changes were made to the risk based pricing matrix introduced in October of 1998 eliminating the previous percentage limitations on hard adds, like accessories, and soft adds, like warranties, and setting a loan to value ratio limit in each product class based on the credit quality of the obligor. Generally, maximum advances for new RV and marine products is 150% of dealer invoice inclusive of tax, title and all hard and soft adds. Maximum advances for new powersports products is 135% of MSRP inclusive of tax, title and all hard and soft adds. Since the introduction in October, 1998 of a risk based pricing matrix, BCI also adjusts maximum term and minimum down payment requirements based on obligor credit quality. As of April 1999, BCI introduced a $0 down payment requirement for its most creditworthy obligors and increased down payment requirements and lowered maximum advance rates for its customers with the lowest rankings.

      In 1999, BCI replaced its receivables origination system. The new system allows greater ability to set advanced credit controls including the introduction of the latest consumer bankruptcy scorecards in a matrix configuration with BCI's current application scorecards.

      BCI's current guidelines, which are based on credit scoring criteria, are intended to provide a basis for credit decisions, but are not meant to supersede the credit judgment of the credit analysts in deciding upon the approval or denial of an applicant. Consequently, certain contracts may not comply with all BCI's credit guidelines, but will be within prescribed limits for which exceptions to the guidelines are permitted.

      If the application meets BCI's guidelines and the credit is approved, BCI purchases the receivable when the customer accepts delivery of the product.

      Each Dealer from which BCI purchases contracts has been selected by BCI based on the dealer's financial stability, credit worthiness and operating history. These dealers have made representations and warranties to BCI with respect to the contracts and the security interests in the products relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or to the collectibility of the contracts. BCI has a right of recourse against any dealers who breach these representations and warranties to require them to repurchase those contracts. In determining whether to exercise this right, BCI considers the prior performance of the dealer and other business and commercial considerations. BCI is obligated to enforce rights with respect to dealer agreements relating to the receivables only to the extent of standard customary practices.

      BCI conducts collection activity through BCIF on delinquent contracts in Jacksonville, Florida. In general, obligors are contacted after 15 days delinquency. Obligor contact is initiated by phone and mail to resolve the delinquency. The collection team is broken out into front and backend collection activity.

      More junior collectors begin the collection process at 15 days and follow the contract through 30 days delinquency. At that point, contracts are routed to senior collectors for further processing. Collection supervisors and managers work with collectors on contracts greater than 90 days delinquent as well as reviewing the work of the individual collectors on a regular basis.

      Currently, BCI's consumer finance division has financed the purchase of motorcycles; marine products, including boats, boat trailers and outboard motors; pianos and organs; horse trailers and trucks; power sport vehicles, including snowmobiles, personal watercraft and all-terrain vehicles; golf carts; lawn and garden equipment; neighborhood vehicles and recreational vehicles. The Products financed by Receivables included in any Trust whose Securities are offered pursuant to this Prospectus will include only the products listed above.

LOSS AND DELINQUENCY INFORMATION

       Each Prospectus Supplement will include BCI's loss and delinquency experience with respect to its entire servicing portfolio of consumer product receivables. However, there can be no assurance that this experience will be indicative of the performance of the Receivables included in a particular Receivable Pool.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      Unless otherwise specified in the related Prospectus Supplement, many of the Receivables will be simple interest retail installment sales contracts and promissory notes or revolving credit agreements. Payments on simple interest obligations are applied first to interest accrued through the payment date, then to reduce principal that is due, then to the payment of "non-sufficient funds fees," then to other fees, and any remainder is applied to further reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case additional payments may be necessary and the final payment date would thus be extended past the original final scheduled payment date but not beyond the number of months permitted pursuant to the related Trust Documents. Any interest shortfalls resulting from early payment or prepayment of a Receivable will be funded by collections on other Receivables or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

      The Receivables will be prepayable, without premium or penalty, by Obligors at any time. Prepayments or, for this purpose, equivalent payments to a Trust, also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by the Seller due to breach of a representation or warranty, or as a result of the Depositor exercising its option to purchase the Receivable Pool. See "Description of the Trust Documents." The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Holders of the Notes and Certificates (the "Noteholders" and "Certificateholders", respectively, and the "Securityholders", collectively) will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

      In addition, a Prospectus Supplement may provide for a Revolving Period during which principal collections in respect of the Receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the Trust Property rather than applied to make distributions on the related Securities. Any application of this type would increase the weighted average life of these Securities.

                                  POOL FACTORS

      The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to those Notes as of each Payment Date, after giving effect to all distributions of principal on that Payment Date, as a fraction of the initial outstanding principal balance of that class of Notes. The "Certificate Pool Factor" for each class of Certificates, if any, will be an eight-digit decimal which the Servicer will compute indicating the principal balance with respect to those Certificates as of each Distribution Date (the "Certificate Balance"), after giving effect to all distributions of principal made on that Distribution Date, as a fraction of the Original Principal Balance of those Certificates. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool

Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of this Noteholder's Note by the then applicable Note Pool Factor.

      With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, these reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee (if any) and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of The Depository Trust Company. Beneficial owners of Certificates ("Certificate Owners") and beneficial owners of Notes ("Note Owners") may receive these reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of these reports, from the Trustee and the Indenture Trustee (if any) at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                 USE OF PROCEEDS

      Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each series of Securities will be used by the Depositor to pay to the Seller the purchase price for the Receivables and to make the deposit of an amount (the "Pre-Funded Amount") into the pre-funding account (the "Pre-Funding Account"), if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by the Seller will be used to pay its warehouse loans, and any additional proceeds will be added to the Seller's general funds and used for its general corporate purposes.

                                    THE NOTES

GENERAL

      A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

      Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository.

See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

      The timing and priority of payment, seniority, allocations of loss, rate of interest ("Interest Rate"), and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of the related series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Notes ("Stripped Notes") entitled to either principal payments with disproportionate, nominal or no interest payment, or interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The Interest Rate for some classes of Stripped Notes may be zero. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of Noteholders, of the aggregate amount available to be distributed in respect of interest on the Notes.

      In the case of a series of Securities which includes two or more classes of Notes, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of these classes will be set forth in the related Prospectus Supplement. A series with Notes may provide for a Revolving Period, during which collections of principal in respect of the Receivables are not applied to payments of principal of those Notes, or may provide for a liquidity facility of similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Payment Dates.

      Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of that class.

THE INDENTURE

      A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Depositor will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

Modification of Indenture Without Noteholder Consent.

      Each Trust and related Indenture Trustee (on behalf of that Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;

          (3) to add additional covenants for the benefit of the related Noteholders;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture;

          (6) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

Modifications of Indenture With Noteholder Consent.

      With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

      Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may:

          (1) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any of these payments, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

          (3) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

          (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

          (6) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

Events of Default; Rights Upon Event of Default.

      With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any Note;

          (2) a default in the payment of the principal of or any installment of the principal of any Note issued by that Trust when the same becomes due and payable;

          (3) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or a breach of any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith, and the continuation of the default or the failure to cure the breach for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

However, the amount of principal due and payable on any class of Notes on any Payment Date prior to the Final Scheduled Payment Date, if any, for that class will generally be determined by amounts available to be deposited in the Note Distribution Account for that Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for that class of Notes.

      Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. This type of declaration may, under certain circumstances, be rescinded by a Note Majority.

      Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless:

          (1) the holders of all the outstanding related Notes consent to the sale;

          (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale; or

          (3) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes of any series are immediately due and payable, Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on any Certificates issued by the related Trust.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes.

      No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

          (1) the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

          (2) the holders of not less than 25% in principal amount of the outstanding Notes of the series have made written request of the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee;

          (3) the holder or holders have offered the Indenture Trustee reasonable indemnity;

          (4) the Indenture Trustee has for 60 days failed to institute a proceeding; and

          (5) no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by a Note Majority.

      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Depositor or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state insolvency laws.

      Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

Certain Covenants.

      Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

          (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

          (2) the entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture;

          (3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

          (4) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation; and

          (5) the Trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

      Each Trust will not, among other things:

          (1) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for the Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust;

          (3) dissolve or liquidate in whole or in part;

          (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the Indenture except as may be expressly permitted thereby; or

          (5) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

      No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

Annual Compliance Statement.

      Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report.

      The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as trustee and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive these reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of these reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

Satisfaction and Discharge of Indenture.

      The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all these Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of these Notes.

THE INDENTURE TRUSTEE

      The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the related Trust will be obligated to appoint a successor trustee. The related Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as indenture trustee under the Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, the related Trust will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

GENERAL

      With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into among the Depositor, Bombardier Capital Inc. as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

      Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in that Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

      The timing and priority of distributions, seniority, allocations of loss, the specified rate at which interest will accrue on the Certificates (with respect to each class of Certificates, the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Certificates ("Stripped Certificates") entitled to either distributions in respect of principal with disproportionate, nominal or no interest distribution, or interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The Interest Rate for some classes of Stripped Certificates may be zero. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of that class.

      A series with Certificates may provide for a Revolving Period, during which collections of principal on the Receivables are not applied to distributions on the related Securities.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each of these classes shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

      Unless otherwise specified in the related Prospectus Supplement, Note Owners and Certificate Owners may hold through The Depository Trust Company (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in these systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede & Co., as nominee for The Depository Trust Company, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold these positions in customers' securities accounts in the Depositaries' names on the books of The Depository Trust Company.

      The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic bookentries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the The Depository Trust Company system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between The Depository Trust Company's participating organizations (the "Participants") will occur in accordance with The Depository Trust Company rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its Depositary; however, these crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for sameday funds settlement applicable to The Depository Trust Company. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of timezone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the The Depository Trust Company settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant Cedel Participant or Euroclear Participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the The Depository Trust Company settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

      Unless otherwise specified in the related Prospectus Supplement, Note Owners and Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Note Owners and Certificate Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), only through Participants. Under a bookentry format, Note Owners and Certificate Owners may therefore experience some delay in their receipt of payments, since these payments will be forwarded by the Applicable Trustee to The Depository Trust Company's nominee. The Depository Trust Company will forward these payments to its Participants, which thereafter will forward them to Indirect Participants or Note Owners and Certificate Owners. Except to the extent specified in the related Prospectus Supplement, with resect to each series of Securities, the only "Securityholder", "Noteholder" and "Certificateholder" will be The Depository Trust Company's nominee. Noteowners will not be recognized by each Indenture Trustee as Noteholders, as this term is used in each Indenture, and Noteowners will be permitted to exercise the rights of Noteholders only indirectly through The Depository Trust Company and its Participants. Similarly, Certificate Owners will not be recognized by each Trustee as Certificateholders as this term is used in the applicable Trust Documents, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its Participants.

      Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations (the "Rules"), The Depository Trust Company is required to make bookentry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Note Owners and Certificate Owners have accounts with respect to the Securities similarly are required to make bookentry transfers and receive and transmit these payments on behalf of their respective owners. Accordingly, although Note Owners and Certificate Owners will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because The Depository Trust Company can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner or Certificate Owner to pledge Securities to persons or entities that do not participate in the The Depository Trust Company system, or to otherwise act with respect to those Securities, may be limited due to the lack of a physical certificate for those Securities.

      The Depository Trust Company has advised the Depositor that it will take any action permitted to be taken by a Noteowner under the related Indenture or a Certificate Owner under the related Trust Documents only at the direction of one or more Participants to whose accounts with The Depository Trust Company the applicable Notes or Certificates are credited. The Depository Trust Company may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

      Cedel Bank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic bookentry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in

Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter(s) for the related series of Securities. Indirect access to Cedel Bank is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic bookentry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with The Depository Trust Company. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter(s) of the related series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Because of this, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The

Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect these actions on its behalf through The Depository Trust Company.

      Although The Depository Trust Company, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of The Depository Trust Company, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      In the event that any of The Depository Trust Company, Cedel Bank or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in this Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

      Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by The Depository Trust Company's Nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

      If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates, if any, of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Note Owners or Certificate Owners or their respective nominees, rather than to The Depository Trust Company or its nominee, only if:

          the related Applicable Trustee determines that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as depository with respect to these Securities and the Applicable Trustee is unable to locate a qualified successor;

          the Applicable Trustee at its option, elects to terminate the bookentry system through The Depository Trust Company; or

          after the occurrence of an Event of Default or a Servicer Termination Event with respect to the Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of the series advise the Applicable Trustee through The Depository Trust Company in writing that the continuation of a bookentry system through The Depository Trust Company, or a successor thereto, with respect to the Notes or Certificates is no longer in the best interest of the holders of the Securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Note Owners and Certificate Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by The Depository Trust Company of the definitive certificates representing the corresponding Securities and receipt of instructions for reregistration, the Applicable Trustee will reissue these Securities as Definitive Securities to those Note Owners and Certificate Owners.

      Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Documents, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for these Securities in the related Prospectus Supplement. These distributions will be made by check mailed to the address of the related holder as it appears on the register maintained by the Applicable Trustee, or, with respect to Securityholders satisfying the criteria set forth by the Applicable Trustee, by wire transfer to a bank in the United States. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

      On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on that Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on that Payment Date. These statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus

Supplement, each of these statements to be delivered to Certificateholders will include the following information as to the Certificates with respect to that Distribution Date, or the period since the previous Distribution Date, as applicable, and each of these statement to be delivered to Noteholders will include the following information as to the Notes with respect to that Payment Date or the period since the previous Payment Date, as applicable:

          (1) the amount of the distribution allocable to interest on or with respect to each class of Securities;

          (2) the amount of the distribution allocable to principal on or with respect to each class of Securities;

          (3) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (2) above on that date;

          (4) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

          (5) the amount of Advances made by the Servicer with respect to that Distribution Date or Payment Date, as applicable, and the amount paid to the Servicer on that Distribution Date or Payment Date as reimbursement of Advances made on previous Distribution Dates or Payment Dates, as applicable;

          (6) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any; and

          (7) any other information as may be specified in the related Prospectus Supplement.

      Each amount set forth pursuant to subclauses (1), (2), (4) and (5) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

      Unless and until Definitive Certificates or Definitive Notes are issued, the reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of The Depository Trust Company. Certificate Owners and Note Owners may receive copies of these reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of these reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during that calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of that Securityholder's preparation of federal income tax returns. The Depository Trust Company will convey this information to its Participants, who in turn will convey this information to their related indirect participants in accordance with arrangements among The Depository Trust Company and these participants. Certificate Owners and Note Owners may receive these reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of this information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

      Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at the time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford those Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

      Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at the time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford these Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

      Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of either:

          the Pooling and Servicing Agreements (the "Pooling and Servicing Agreements") to be entered into between Bombardier Capital CF II Inc., as Depositor, Bombardier Capital Inc., as Servicer, and the Trustee specified in the related Prospectus Supplement or the Sale and Servicing Agreements (the "Sale and Servicing Agreements") to be entered among Bombardier Capital CF II, as Depositor, Bombardier Capital Inc., as Servicer and the Trust,

and the Trust Agreements (the "Trust Agreements") to be entered into between the Seller and the Trust (in either case collectively referred to as the "Trust Documents"). Pursuant to these agreements the Depositor will assign the Receivables to a Trust and the Servicer will agree to service the Receivables on behalf of the Trust and pursuant to which this trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Depositor will provide a copy of these agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

      On or prior to the closing date specified in the related Prospectus Supplement for a Trust, BCI, as seller (in this capacity, the "Seller") pursuant to a Transfer Agreement (a "Transfer Agreement"), will sell or contribute and absolutely assign to the Depositor, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the related Products. On or prior to the Closing Date, the Depositor will transfer and assign to the related Trust, without recourse, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, its entire interest in the related Receivables and the proceeds thereof, including its security interest in the related Products. Each Receivable transferred by the Depositor to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with this sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of the Depositor, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Depositor.

      Except as otherwise specified in the related Prospectus Supplement, the Depositor will make certain warranties in the Trust Documents with respect to each Receivable as of the Closing Date, including that:

          (1) as of the Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days;

          (2) no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable file;

          (3) each Receivable is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms; except as may be limited by laws affecting creditors' rights generally;

          (4) no Receivable is subject to any right of rescission, set-off, counterclaim or defense;

          (5) for Receivables with an original balance greater than $25,000, the related Product is covered by insurance naming the Seller as an additional insured party;

          (6) each Receivable has been originated by a Dealer or the Seller in the ordinary course of that Dealer's, or the Seller's business and, if originated by a Dealer, was purchased by the Seller in the ordinary course of business;

          (7) no Receivable was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Receivable or an interest therein to the Trustee pursuant to the Trust Documents or pursuant to the Notes or Certificates unlawful;

          (8) each Receivable complies with all requirements of law;

          (9) no Receivable has been satisfied, subordinated to a lower lien ranking than its original position in whole or in part or rescinded and the Product has not been released from the lien of the Receivable in whole or in part;

          (10) each Receivable other than Receivables with respect to pianos and organs creates a valid and enforceable first priority security interest in favor of the Seller in the Product covered thereby and that security interest has been assigned by the Seller to the Depositor and by the Depositor to the related Trustee;

          (11) all parties to each Receivable had capacity to execute the Receivable;

          (12) no Receivable has been sold, assigned or pledged to any other person and prior to the transfer of the Receivables by the Seller to the Depositor, the Seller had good and marketable title to each Receivable free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer the Receivable to the Depositor;

          (13) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under any Receivable, except for payment delinquencies permitted by clause (1) above, no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under that Receivable, and the Seller has not waived any of the foregoing;

          (14) as of the Closing Date there were, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing a Receivable, which are or may be liens prior or equal to the lien of the Receivable;

          (15) each Receivable is a fully-amortizing loan and provides for level payments over the term of the Receivable;

          (16) each Receivable contains customary and enforceable provisions that will render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (17) the description of each Receivable set forth in the Schedule of Receivables delivered to the Trustee is true and correct; and

          (18) there is only one original of each Receivable, other than the copy in the possession of the Obligor.

      The warranties of the Seller will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the related Trust but will speak only as of the date made. The warranties will be assigned by the Depositor to the related Trust, and if applicable, by the related Trust to the Indenture Trustee.

      The Seller will be obligated to repurchase for the Repurchase Price (as defined below) any Receivable on the first business day after the first Determination Date which is more than 90 days after the Seller becomes aware, or should have become aware, or the Seller's receipt of written notice from the Depositor, the Trustee, the Indenture Trustee, if applicable, or the Servicer, of a breach of any representation or warranty of the Seller in the Trust Documents that materially adversely affects the Trust's interest in any Receivable if the breach has not been cured. The Repurchase Price for any Receivable will be the remaining principal amount outstanding on that Receivable on the date of repurchase plus accrued and unpaid interest thereon at its Receivable Rate to the date of that repurchase. This repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Trust Documents with respect to the Receivables, but not with respect to any other breach by the Seller of its obligations under the Trust Documents.

      Upon the purchase by the Seller of a Receivable due to a breach of a representation or warranty, the Trustee will convey that Receivable and the related Trust Property to the Seller.

CUSTODY OF RECEIVABLE FILES

      Unless otherwise specified in the related Prospectus Supplement, the Servicer initially will be appointed to act as custodian for the Receivable Files of each Trust. The Servicer may hold files at its subsidiary BCIF. Prior to the appointment of any custodian other than the Servicer, the Trust and the institution specified in the related Prospectus Supplement shall enter into a custodian agreement pursuant to which that institution will agree to hold the Receivable Files on behalf of the related Trust. Any custodian agreement of this type may be terminated by the Trust on 30 days' notice to that institution.

      To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in Vermont, Nevada and Florida reflecting the sale and assignment of the Receivables to the Trustee, and the Servicer's accounting records and computer systems will also reflect this sale and assignment. The Receivables that are in the Servicer's possession will not be stamped or otherwise marked to indicate that these Receivables have been sold to the related Trust. If, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took the security interest in) any of these Receivables in the ordinary course of its business and took possession of these Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of that Trust's interest. See "Certain Legal Aspects of the Receivables--Rights in the Receivables."

COLLECTIONS

      With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. With respect to any series including one or more classes of Certificates, if so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to these Certificateholders will be deposited and from which all distributions to these Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in



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



which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to these Noteholders will be deposited and from which all distributions to these Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

      Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is:

          (1) an account maintained with an Eligible Institution (as defined below);

          (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

          (3) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if that depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of the depository institution (or, if the depository institution is a subsidiary of a bank holding company system and the depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating the series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or

          (4) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency.

"Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or any other rating category as will not adversely affect the ratings assigned to the Securities of that series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

      The Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account no later than two Business Days after



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



receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that this alternative remittance schedule will not result in the downgrading or withdrawal by that Rating Agency of the rating(s) then assigned to the Securities. The Depositor will, for each Receivable to be purchased by it for breach of a representation or warranty, deposit into the Collection Account on or before the Distribution Date or Payment Date, as applicable, an amount equal to the principal balance of that Receivable plus any unpaid interest thereon at the applicable Receivable Rate (the "Purchase Amount").

      For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Distribution Date for the Monthly Period to which those amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and these investments will not be sold or disposed of prior to their maturity.

      Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Receivable, other than late fees or certain other similar fees or charges, received during a Monthly Period and Purchase Amounts deposited with the Trustee prior to a Payment Date or Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to the Receivable, and then to interest and principal on the Receivable in accordance with the terms of the Receivable.

SERVICING PROCEDURES

      The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

      Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Product securing a Receivable, with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on the Receivable. The Servicer is authorized to follow its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer may repossess and sell the Product securing that Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith.

The proceeds of this realization (net of expenses) will be deposited in the Collection Account at the time and in the manner described above under "--Collections."

      The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Trust and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Trust and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

      Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the aggregate principal balance of the Receivables (the "Aggregate Principal Balance") as of the first day of that Monthly Period.

      Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal 1.0% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. As long as BCI is the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables after the required distributions to Noteholders and Certificateholders. If BCI is no longer the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Payment Date or Distribution Date is the calendar month immediately preceding the month in which the Payment Date or Distribution Date occurs.

      With the exception of certain expenses incurred in connection with realizing upon Receivables, BCI, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

DISTRIBUTIONS

      With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders.

The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

      Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date or Payment Date, as applicable (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for that Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date or Payment Date, as applicable will be equal to:

          (1) the funds on deposit in the Collection Account at the close of business on the last day of the related Monthly Period, plus

          (2) any Advances to be made by the Servicer with respect to delinquent payments, plus

          (3) any Repurchase Amounts to be deposited by the Depositor with respect to Receivables to be repurchased due to a breach of a representation or warranty, minus

          (4) any amounts paid by Obligors in the related Monthly Period, but to be applied in respect of a regular monthly payment due in a subsequent Monthly Period (an "Advance Payment"), minus

          (5) any amounts incorrectly deposited in the Collection Account.

      Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if BCI is no longer the Servicer, to pay the servicing fee to the successor Servicer, and second, to reimburse the Servicer (including BCI) for any Advances made with respect to a prior Monthly Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

      The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a class of Securities of a series may cover one or more other classes of Securities in that series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to those other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

      The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of Securities of a series, Securityholders of any of those classes will be subject to the risk that the enhancement will be exhausted by the claims of Securityholders of other classes.

ADVANCES

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month for each Receivable in an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its interest rate minus the amount of interest actually received on the Receivable during the Collection Period. If such a calculation results in a negative number, an amount equal to that negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable is liquidated, the amount of accrued and unpaid interest (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances for that Receivable, be withdrawn from the Collection Account and paid to the Servicer to reimburse it for outstanding Advances. In addition, the Servicer will be obligated to make an Advance on a delinquent Receivable only to the extent that it determines in its sole discretion that this Advance will be recoverable from subsequent collections or recoveries on the Receivable. No advances of principal will be made.

EVIDENCE AS TO COMPLIANCE

      Annually, the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records relating to the servicing of Receivables serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of these procedures, the servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in that report. A copy of that statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

      Unless otherwise provided in the related Prospectus Supplement, BCI's appointment as Servicer under the related Trust Documents will continue until it resigns or is terminated as Servicer, or until the time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination, evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee and the Indenture Trustee, that by reason of a change in legal requirements its performance of these duties would cause it to be in violation of those legal requirements in a manner which would result in a material adverse effect on the Servicer. No resignation of this type will become effective until a successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

      Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeds to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that this entity is an Eligible Servicer, and immediately after giving effect to that transaction, no Servicer Termination Event and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing.

INDEMNIFICATION AND LIMITS ON LIABILITY

      Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

      The Servicer may delegate duties under the related Trust Documents to any of its affiliates and perform duties like repossessing Products through subcontractors; provided, however, that no delegation of these duties by the Servicer shall relieve the Servicer of its responsibility with respect to these obligations. BCI subservices all servicing and underwriting of the Receivables to Bombardier Capital Florida Inc., its wholly owned subsidiary.

SERVICER TERMINATION EVENTS

     Except as otherwise specified in the related Prospectus Supplement, Servicer Termination Events under the Trust Documents ("Service Termination Events") will include:

          (1) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days, or any other period specified in the related Prospectus Supplement, after the giving of written notice;

          (2) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of this failure of breach;

          (3) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make this type of assignment or delegation;

          (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; and

          (5) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents).

Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or the Depositor, or to the Depositor, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by the related Trust.

     Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee (if any), or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by the related Trust, by notice then given in writing to the Servicer, and to the Trustee and the Indenture Trustee if given by the Securityholders, may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of this notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by the successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

     On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Notwithstanding this termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to this termination, for services rendered prior to this termination. This termination will not affect in any manner the Depositor's obligation to repurchase certain Receivables for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending this appointment, the Trustee is obligated to act in that capacity. The Trustee and the successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents.

     Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate register or the Note register and to each Rating Agency.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series -- or the holders of the Certificates of that series evidencing not less than a majority of the outstanding principal amount of those Certificates, in the case of any Servicer Termination Event which does not adversely affect the related Indenture Trustee or those Noteholders -- may, on behalf of all those Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Designated Accounts in accordance with this Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of that series evidencing not less than a majority of the principal amount of these Certificates then outstanding may, on behalf of all these Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except in the case of a Servicer Termination Event related to a default by the Servicer in making any required deposits to or payments from the Designated Accounts in accordance with that Pooling and Servicing Agreement. No waiver of this type will impair these Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Depositor, the Servicer, the Trustee and the Indenture Trustee, if any, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that this action will not, in the opinion of counsel (which may be internal counsel to the Depositor or the Servicer, or any of their affiliates) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Depositor, the Servicer and the Trustee and the Indenture Trustee (if any), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No amendment of this type may:

          increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any amendment of this type,

without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

     The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon:

          the later of the final payment or other liquidation of the last Receivable subject thereto and the disposition of all property acquired upon repossession of any Product and the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

     Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, the Depositor will be permitted, at its option, to purchase from the Trust, on any Distribution Date or Payment Date, as applicable, immediately following any Monthly Period as of the last day of which the Aggregate Principal Balance is equal to or less than [15%], or another percentage as may be specified in the related Prospectus Supplement, of the Cut-off Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of that holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. The Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and those measures have failed.

THE TRUSTEE

     The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of this appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee of any Trust may resign at any time, in which event the Servicer or its successor will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

     The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

     The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine those certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless those Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the related Trust Documents to institute any proceeding with respect to those Trust Documents, unless the holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of this notice, request and offer to indemnify has neglected or refused to institute the requested proceedings.

                                  ADMINISTRATOR

     If an Administrator is specified in the related Prospectus Supplement, the Administrator will enter into an agreement (the "Administration Agreement") pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement. Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in the amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are either "chattel paper" or "accounts" as defined in the Uniform Commercial Code as in effect in the States of Vermont, Nevada and Florida. Pursuant to the Uniform Commercial Code, an ownership interest in chattel paper or accounts may be perfected by possession, in the case of chattel paper, or by filing a UCC-1 financing statement, in the case of chattel paper or accounts, in the state where the Depositor's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by the Depositor in Vermont and Nevada.

     The Servicer will be obligated from time to time to take those actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. The Depositor will warrant in the Trust Documents with respect to the Receivables held by the related Trust and the Trustee will pledge the right to enforce this warranty to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, these Receivables have not been sold, pledged or assigned by the Depositor to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to the Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of the warranties in the Trust Documents that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), the Depositor will be obligated to repurchase that Receivable.

     Unless otherwise provided in the related Prospectus Supplement, BCIF will hold the Receivable Files at BCIF's offices in Jacksonville, Florida on behalf of each Trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in BCIF's possession. Uniform Commercial Code financing statements will be filed in Vermont, Nevada and Florida reflecting the sale and assignment of the Receivables to the Trustee, and BCI's accounting records and computer systems will also reflect this sale and assignment. The Receivables will not be stamped or otherwise marked to indicate that those Receivables have been sold to the related Trust. If, through inadvertence or otherwise, any of the Receivables which are chattel paper were sold to another party (or a security interest therein were granted to another party) that purchased (or took this security interest in) any of those Receivables in the ordinary course of its business and took possession of those Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of that Trust's interest. See "Description of the Trust Documents--Custody of Receivable Files."

SECURITY INTERESTS IN THE PRODUCTS OTHER THAN BOATS

     Security interests in some Products must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state where the Product is located. Security interests in certain other Products must be perfected by the filing of a Uniform Commercial Code financing statement, naming the Obligor as debtor and BCI as secured party. Purchase money security interests in Products that are "consumer goods" (as defined in the Uniform Commercial Code) are deemed perfected under some states' laws when the receivable is executed and BCI has advanced the purchase price of the goods. The practice of BCI is to take any actions required to perfect its security interest under the laws of the state in which the Product is located. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Product and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Products, holders of perfected security interests in the Product, and the trustee in bankruptcy of the Obligor. Likewise, where BCI did not file a Uniform Commercial Code financing statement because its security interest was perfected as a purchase money security interest in "consumer goods," such security interest may be deemed not to be perfected if the Product were ultimately determined not to be "consumer goods," and a subsequent purchaser of the Product may acquire the Product free of BCI's security interest. Such events would, however, give rise to a Repurchase Event and obligate the Depositor to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected. BCI will not be required to perfect a security interest in any piano or organ.

     Pursuant to the related Trust Document, BCI will assign to the Depositor and the Depositor will assign to the Owner Trustee on behalf of the related Trust the security interests in the Products. However, because of the administrative burden and expense that would be entailed in doing so, none of BCI, the Depositor, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title or Uniform Commercial Code financing statements to identify the Trustee as the new secured party and, accordingly, BCI will continue to be named as the secured party on the certificates of title or Uniform Commercial Code financing statements relating to the Products. The Servicer will be required to note the interest of the related Trust on the certificates of title for the Products or to amend the Uniform Commercial Code financing statements only upon a Servicer Termination Event. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of BCI on the certificate of title or the Uniform Commercial Code financing statement should be sufficient to protect the related Trust against the rights of subsequent purchasers of a Product or subsequent lenders who take a security interest in the related Product. However, in the absence of such an amendment, the security interest of the related Trust in the related Products might be defeated by, among others, the trustee in bankruptcy of BCI or the Obligor. However, such failure would give rise to a Repurchase Event and obligate the Depositor to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

     In most states, a perfected security interest in a Product subject to certificate of title or a financing statement continues for four months after the Product is moved to a different state and thereafter until the owner re-registers the Product in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a Product. Accordingly, the secured party must surrender possession if it holds the certificate of title to such Product. In the case of Products registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related Product, the secured party should receive notice of surrender if the security interest in the Product is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the Product in the state of relocation. In states that do not require a certificate of title for registration of a Product, re-registration could defeat perfection.

     In the ordinary course of servicing its secured consumer receivable portfolio, it is the practice of BCI to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Product subject to a certificate of title, BCI must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien.

     Under the laws of most states, liens for repairs performed on a Product and liens for unpaid taxes take priority over even a perfected security interest in a Product. Subject to the preceding sentence, the Depositor will represent in the related Trust Document that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of BCI, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated product. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither the Depositor nor the Servicer will be required to repurchase or purchase the related Receivable.

SECURITY INTERESTS IN BOATS

     Generally, security interests in boats may be perfected in one of three ways:

          (1) in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency;

          (2) in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and

          (3) if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Federal ship mortgage statutes codified in Chapter 313 of Title 46 of the U.S. Code (the "Ship Mortgage Statutes") by filing the mortgage with the Secretary of Transportation.

Vessels of at least five net tons qualify for documentation under Federal law, but such documentation is discretionary if the vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for perfecting a security interest in a "vessel of the United States" is to comply with Federal law.

Accordingly, a Preferred Mortgage under the Ship Mortgage Statutes supersedes a security interest perfected under state law.

     The Seller will represent that it has taken such measures necessary to perfect its security interest in each related financed boat under the laws of the state in which the financed boat is registered or the Ship Mortgage Act, as applicable. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each financed boat at the time of sale if the financed boat is subject to a title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by the Seller. If under Federal or state law a filing or other action is required to perfect a security interest and if the Seller, because of clerical error or otherwise, has failed to take such action with respect to a financed boat, the Seller will not have a perfected security interest in the financed boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. The Seller's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or if the financed boat is documented under Federal law. In addition, under certain certificate of title statutes the Seller must perfect its security interest in boat motors otherwise subject to certificate of title statutes under the Uniform Commercial Code.

     Federal law allows documentation under the Ship Mortgage Act of all boats measuring over five net tons. Once documented, a Preferred Mortgage under the Ship Mortgage Statutes is obtained. If a qualifying financed boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under Federal regulations, the Seller will not have a Preferred Mortgage on the financed boat. In such case, the Seller's security interest under state law may still be effective. However, if the financed boat is later documented by a third party, the Seller's state law security interest will cease to be perfected, and the Seller will be subordinated to the interests of, among others, subsequent purchasers of the financed boat, holders of security interests perfected under Federal law and the trustee-in-bankruptcy of the Obligor.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an Obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the Uniform Commercial Code, a new filing must be made under the Uniform Commercial Code in order to continue the perfected security interest.

     If the security interest in the boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to re-register a boat. In those states that also provide for possession of the certificate of title by the secured party, the Seller must surrender possession of the certificate of title in such circumstance for any related financed boat to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to re-register the financed boat or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity to continue the perfection of the security interest in the financed boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for re-registration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine receivables, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot re-register the boat unless the related lienholder of record, which in the case of the financed boats covered by such laws would be the Seller, surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, would have opportunity to require satisfaction of the related Receivable before release of the lien.

     If the Seller has perfected the Seller's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will be required to file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Seller's perfected security interest. The Servicer will be required to take steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the financed boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the Seller's security interest.

     Under the laws of many states, liens for storage and repairs or other labor performed on a boat and certain tax liens take priority even over a perfected state law security interest. As noted above, a Preferred Mortgage supersedes a perfected state law security interest. However, under the Ship Mortgage Statutes, a Preferred Mortgage is subordinate to preferred maritime liens.

     Unless otherwise specified in the related Prospectus Supplement, due to the administrative burden and expense of:

          (1) endorsing the certificate of title of each financed boat to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing and the payment of related filing fees, in the case of financed boats licensed in states where security interests in boats are subject to certificate of title statutes;

          (2) filing amendments to the UCC-1 financing statement relating to each financed boat and the payment of related filing fees to reflect the Trust's interest therein, in the case of financed boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and

          (3) filing each assignment of the Preferred Mortgages and the payment of related filing fees as required under Federal law to perfect the Trust's interest therein, in the case of financed boats which are documented under Federal law, none of such certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended, or assignments of Preferred Mortgages filed. In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the financed boats licensed in certificate of title or Uniform Commercial Code states, and will not have a perfected security interest in financed boats documented under Federal law, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in Uniform Commercial Code states.

     In the case of "title" states, in the absence of the step described in clause (1) in the immediately preceding paragraph, the Seller will continue to be named as the secured party on the certificates of title relating to the financed boats registered in such states. In most such states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to the Seller's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the Seller's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a financed boat covered by the laws of such state or subsequent lenders who take a security interest in the financed boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of the Seller in the event of the insolvency of the Seller and that, through fraud or negligence, the security interest of such Trust could be released by the Seller as security holder of record.

     Similarly, unless otherwise provided in the related Prospectus Supplement, the Seller will not cause assignments be recorded with the Secretary of Transportation for Federally documented financed boats. Under Federal law no assignment of a Preferred Mortgage is valid against a third party without notice until the assignment is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Ship Mortgage Statutes, a Trust's security interest in Federally documented financed boats in the absence of such filings is subordinate to creditors and the receiver of the Seller and its predecessors as owners of the ship mortgages and obligations secured thereon in the event of the Seller's insolvency. This provision should not affect the validity of the original security interest as against the Obligor. Moreover, under Federal law, a Preferred Mortgage can be subordinate to certain preferred maritime liens, including maritime liens arising prior to the recording of the Preferred Mortgage, liens for necessaries (e.g., goods and services) incurred prior to the recording of the Preferred Mortgage, liens for crew wages, salvage and general damages arising out of tort claims, general average and certain stevedore charges. State law security interests are subordinate to all such liens whenever they arise. Also, the validity of a Preferred Mortgage or a state law security interest in a financed boat that has ever been operated other than for pleasure could be challenged if Securityholders having a controlling interest in the Trust were determined to be nationals of, or under the control of entities in, the specific countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control in time of war or national emergency, and in connection therewith transfers of Securities to such nationals or entities could also be challenged. The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because an assignment of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, no maritime liens on the boat are terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the boat.

     The Seller will warrant that there shall exist a valid, subsisting and enforceable first priority security interest in each financed boat in favor of the Seller as of the Closing Date, and that such security interest will be assigned to the related Trust albeit unaccompanied, unless otherwise provided in the related Prospectus Supplement, by any of the procedures described in clauses
(1), (2) and (3) of the third preceding paragraph above. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Seller to repurchase the related Receivables.

REPOSSESSION

     In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan, lease or revolving account has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The remedies of a secured party under the Uniform Commercial Code include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by BCI in many cases and is accomplished simply by taking possession of the Product. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the Product must then be repossessed in accordance with that order. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a Product, including a wrongful repossession conducted by an agent of the secured party. In many states, a Product may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

     The Uniform Commercial Code and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation, less any unaccrued finance charges, plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Products generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. BCI generally seeks to recover any deficiency existing after repossession and sale of a Product. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in certain cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     The Soldier's and Sailor's Civil Relief Act of 1940, as amended (the "Relief Act") imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a Product subject to an installment sales contract or a promissory note or revolving loan agreement entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

     In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of retail installment contracts and promissory notes and revolving loan agreements pursuant to which purchasers finance the acquisition of consumer products. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the related Trust, to enforce consumer finance contracts such as the Receivables. The Credit Practices Rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

     The Federal Trade Commission's holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the Seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Product may assert against the Depositor of such Product.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     The Depositor will warrant in the related Trust Document that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate the Depositor to repurchase the Receivable unless the breach were cured. See "Description of the Trust Documents--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing collateral, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

     If the originator (whether BCI or a Dealer) of any Receivables were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables (to the Depositor or to BCI, respectively) should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables (to the Depositor or to BCI, respectively) could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Morgan, Lewis & Bockius LLP, counsel to the Depositor ("Morgan, Lewis & Bockius LLP"), as to the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

     Morgan, Lewis & Bockius LLP will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Morgan, Lewis & Bockius LLP will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Morgan, Lewis & Bockius LLP also will state that the additional discussion set forth below accurately sets forth Morgan, Lewis & Bockius LLP's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

     Many aspects of the federal tax treatment of the purchase, ownership and disposition of the Securities of any series will depend upon whether the Trust created with respect to such series is structured as an owner trust -- treated for federal income tax purposes as either an entity not separate from the Certificateholder if there is only one Certificateholder (a "disregarded entity") or as a partnership if there are two or more Certificateholders -- or as a grantor trust. The Prospectus Supplement for each series of Securities will indicate whether the Trust created for such series will be treated as a disregarded entity, as a partnership or as a grantor trust. The following discussion deals first with series with respect to which the Trust has been structured as an owner trust, treated either as a disregarded entity or as a partnership, and then with series with respect to which the Trust has been structured as a grantor trust.

OWNER TRUST SERIES

TAX STATUS OF THE TRUST

     There is no definitive judicial or administrative authority relating to transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion. However, with respect to each series of Securities which includes both Notes and at least one Class of Certificates, Morgan, Lewis & Bockius LLP will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Morgan, Lewis & Bockius LLP, the Trust itself will not be subject to federal income tax but, instead, the Certificateholder, or each Certificateholder if there are two or more Certificateholders, will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. The Trust may instead make an election under the Code whereby the Trust will qualify as a "financial asset securitization trust." For the federal income tax effect of such an election, see "Treatment of Trust as a FASIT" in this prospectus.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

Treatment of the Notes as Indebtedness.

     No definitive judicial or administrative authority relating to the characterization of an instrument as debt addresses instruments such as the Notes, and courts at time have held that obligations purporting to be debt constituted equity of the issuer for tax purposes. As a result, the Service may disagree with all or a part of this discussion. However, Morgan, Lewis & Bockius LLP will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. In addition, the Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

Interest Income on the Notes.

     Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note -- generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity -- exceeds the original issue price, in this case, the initial offering price at which a substantial amount of the Notes are sold to the public. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

     While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

     A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

Market Discount.

     The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

Amortizable Bond Premium.

     In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Disposition of Notes.

     If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year. Capital losses generally may be used only to offset capital gains.

Foreign Holders.

     Generally, interest paid to a Noteholder that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Note, will not be subject to U.S. withholding or income tax with respect to the Note provided such Noteholder (i) is not a "10-percent shareholder", related to the Certificateholder if there is only one Certificateholder, or related to the Trust if there is more than one Certificateholder, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to a Certificateholder, or related to the Trust if there is more than one Certificateholder, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Noteholder and stating, among other things, that the Noteholder is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Noteholder. In the latter case, such Noteholder will be subject to United States federal income tax with respect to all income from the Note at regular U.S. tax rates then applicable to U.S. taxpayers, and in the case of a corporation, possibly also the "branch profits tax".

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless provided otherwise by future Treasury Contingent Payment Regulations), any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income.



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




Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury Contingent Payment Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may elect to continue to be U.S. persons.

Tax Administration and Reporting.

     The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

Backup Withholding.

     Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

Possible Alternative Treatment of the Notes.

     If, contrary to the opinion of Morgan, Lewis & Bockius LLP, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, and if the Trust were treated as a partnership, the Noteholders would be treated as owning an equity interest in such partnership and the Noteholders would generally be taxed on their pro-rata share of the Trust's income as partners in a partnership. In the alternative, if the Trust were treated as an association taxable as a corporation, (i) the Trust would be subject to tax on its net income at corporate tax rates and (ii) if the Noteholders were treated as owning equity interests, the Noteholders would be taxed on distributions from the Trust as dividends to the extent of their share of the Trust's earnings and profits and the Trust would not be entitled to an interest deduction in determining taxable income.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

     The following discussion is applicable only to the extent that there are two or more Certificateholders.

Treatment of the Trust as a Partnership.

     The Depositor and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

Partnership Taxation.

     As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of the Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of:



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




          (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed;

          (2) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

          (3) prepayment premium payable to the Certificateholders for such month; and

          (4) any other amounts of income payable to the Certificateholders for such month.

Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any such excess of the issue price of Certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders and Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will constitute miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of:

     (1) 3% of the excess of adjusted gross income over the specified threshold amount and

     (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year.



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




To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Receivables to the extent permitted under the Code.

Discount and Premium.

     It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Receivables may exceed the remaining principal balance of the Receivables at the time of purchase. If the Trust is deemed to acquire the Receivables at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Receivables or to include any such discount in income currently as it accrues over the life of the Receivables. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Receivable-by-Receivable basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

Distributions to Certificateholders.

     Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

Section 708 Termination.

     Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

Disposition of Certificates.

     If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the



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




Depositor's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold, rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

     Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income -- not including income attributable to disallowed itemized deductions described above -- over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

Allocations Between Transferors and Transferees.

     In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders.

Section 754 Election.

     In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result,



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

Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

Administrative Matters.

      Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form
1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

      BCI or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

Tax Consequences to Foreign Certificateholders.

      It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

      Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding.

      Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "Tax Consequences to Noteholders--Backup Withholding."

GRANTOR TRUST SERIES

TAX STATUS OF THE TRUST

      With respect to each series of Securities which includes only Certificates, unless otherwise specified in the related Prospectus Supplement, Morgan, Lewis & Bockius LLP will deliver its opinion that the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Trust will be classified as a trust regardless of whether the Depositor is considered to retain an interest in the Receivables, as discussed below. While such a retained interest might be viewed as a second class of beneficial interest in the Trust and Treasury Regulations Section 301.7701-4(c) generally provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the Trust as a grantor trust because there will be no power under the Pooling and Servicing Agreement to vary the investment of the Certificateholders, the purpose of the Trust will be to facilitate direct investment in the Receivables, and the existence of multiple classes of ownership interests in the Trust will be incidental to that purpose.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

      Because the Trust will be classified as a grantor trust, each Certificateholder (including any holder of a subordinated Certificate) will, in the opinion of Morgan, Lewis & Bockius LLP, be treated for federal income tax purposes as the owner of an undivided interest in the Receivables and other Trust Property. Accordingly, subject to the discussion below of certain limitations on deductions and the "stripped bond" rules of the Code, each Certificateholder must report on its federal income tax return its pro rata share of the entire income from the Receivables and other Trust Property, and may deduct its pro rata share of the fees paid by the Trust, at the same time as such items would be reported under the Certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. A Certificateholder's share of expenses of the Trust will be miscellaneous itemized deductions subject to certain limits on deductibility. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Certificateholders--Partnership Taxation."

      A purchaser of a Certificate will be treated as purchasing an interest in each Receivable in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Receivables in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Receivable is greater than or less than the portion of the principal balance of the Receivable allocable to the Certificate, that interest in the Receivable will be deemed to have been acquired with premium or discount, respectively. See the discussions above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Market Discount" and "--Amortizable Bond Premium."

      The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the Receivables will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Receivables are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

Subordinated Certificates.

      If the subordinated Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the subordinated Certificates, holders of subordinated Certificates would probably be treated for federal income tax purposes as if they had:

          received as distributions their full share of such receipts;

          paid over to the senior Certificateholders an amount equal to such Shortfall Amount; and

          retained the right to reimbursement of such amounts to the extent available from future collections on the Receivables.

      Under this analysis,

          (1) subordinated Certificateholders would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the senior Certificateholders;

          (2) a loss would only be allowed to the subordinated
          Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss); and

          (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to subordinated Certificateholders because such amount was previously included in income.

Those results should not significantly affect the inclusion of income for subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

      Under current Service interpretations of applicable Treasury Regulations, the Depositor would be able to sell or otherwise dispose of any subordinated Certificates. Accordingly, the Depositor may offer subordinated Certificates for sale to investors.

Stripped Certificates.

      Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as Stripped Certificates. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Receivable from ownership of the right to receive some or all of the related interest payments. Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          (1) if any servicing compensation is deemed to exceed a reasonable amount;

          (2) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Receivables; or

          (3) if Certificates are issued which represent the right to interest only payments or principal only payments.

      Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust Series---Tax Consequences to Noteholders--Interest Income on the Notes" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by the holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. Under rules similar to those provided in Rev. Proc. 91-49, applicable only to mortgages secured by real property, a Certificateholder may be required to account for any discount on a Stripped Certificate as market discount rather than original issue discount if either the amount of original issue discount with respect to the Certificate was treated as zero under the original issue discount de minimis rule when the Certificate was stripped or no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Receivables.

      When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

      It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Receivable or of a separate installment obligation for each Receivable representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. In addition, if a Trust issues more than one class of Certificates with different Pass-Through Rates, a holder of such a Certificate may be treated as the owner of a stripped bond with a rate equal to the lowest such Pass-Through Rate and a stripped coupon representing the excess, if any, of the Pass-Through Rate on such Certificate over the lowest Pass-Through Rate. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

      The Servicing Fee to be received by the Servicer and the fee for the enhancement, if any, provided with respect to a series of Certificates may be questioned by the Service with respect to certain Certificates or Receivables as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Receivables. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

Disposition of Certificates.

      If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Disposition of Notes."

Foreign Holders.

      A Certificateholder that is not a U.S. person (as defined under Owner Trust Series --- "Tax Consequences to Noteholders -- Foreign Holders" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying transactions with respect to the Receivables were originated after July 18, 1984), if the Certificateholder provides an appropriate statement, signed under penalties of perjury, identifying the Certificateholder and stating, among other things, that the Certificateholder is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Certificateholder. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax). See the discussion above under "Certificateholder Owner Trust Series--Tax Consequences to Noteholders---Foreign Holders."

TAX ADMINISTRATION AND REPORTING

      The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Servicer and such other factual information as the Depositor deems necessary to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

BACKUP WITHHOLDING

      Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Backup Withholding."

TREATMENT OF TRUST AS A FASIT

       The Seller may make an election whereby the Trust will qualify as one or more "financial asset securitization investment trusts" ("FASITs") under the relevant provisions of the Code ("FASIT Provisions"). Under the FASIT Provisions, a FASIT avoids federal income taxation and can issue "regular interests," which are treated as debt for federal income tax purposes. Further, if the trust qualifies as a FASIT for federal income tax purposes, the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation. If the Trust fails to comply with the FASIT provisions for any taxable year, however, the Trust may be subject to the imposition of a corporate tax on all or part of its income. If Seller makes the FASIT election, the federal consequences will be explained in more detail in the applicable prospectus supplement.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan like an individual retirement account (each a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain prohibitions and certain duties, including the requirements of investment prudence and diversification, and the requirement that investments of such a Benefit Plan be made in accordance with the documents governing the Benefit Plans on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

      A Benefit Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to each Trust, the Depositor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Depositor, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

      Each Prospectus Supplement will either set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

      Each underwriting agreement will provide that the Depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

      The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

      Under each underwriting agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

      Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                 IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered securities is contained in this prospectus, which provides general information, some of which may not apply to a particular series of Securities, including your series; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

          the timing of interest and principal payments;

          financial and other information about the Receivables;

          information about enhancement for each Class;

          the ratings for each Class; and

          the method for selling the Securities.

IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus and the accompanying prospectus supplement to assist you in understanding the terms of the offered securities and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Certain Prospectus Definitions" beginning on page ___ in this prospectus.

                           REPORTS TO SECURITYHOLDERS

      The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Securities are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Securities. No financial reports will be sent to you. See "Certain Information Regarding the Securities -- Book-Entry Registration," "-- Statements to Securityholders" and "Description of the Trust Documents -- Evidence as to Compliance" in this prospectus.


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

                       WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the Securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about each Trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to "incorporate by reference" information we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Securities.

                     INDEX OF CERTAIN PROSPECTUS DEFINITIONS

Administration Agreement.........................................................................................42
Advance Payment..................................................................................................35
Aggregate Principal Balance......................................................................................34
Amount Available.................................................................................................35
Backup Servicer..................................................................................................38
BCI...............................................................................................................6
Benefit Plan.....................................................................................................68
Certificate Distribution Account.................................................................................31
Certificate Pool Factor..........................................................................................10
Code.............................................................................................................52
Collection Account................................................................................................3
Cut-off Date......................................................................................................3
Depository.......................................................................................................19
Designated Accounts..............................................................................................32
Determination Date...............................................................................................35
Disposition of Certificates......................................................................................60
Distribution Date................................................................................................20
Eligible Account.................................................................................................32
Eligible Institution.............................................................................................32
Eligible Investments.............................................................................................33
ERISA............................................................................................................68
Indenture........................................................................................................11
Indenture Trustee.................................................................................................3
Interest Rate....................................................................................................12
Monthly Period...................................................................................................34
New Partnership..................................................................................................60
Note Distribution Account........................................................................................32
Note Majority....................................................................................................14
Note Owners......................................................................................................11
Obligor...........................................................................................................7
OID..............................................................................................................54
Old Partnership..................................................................................................60
Pass-Through Rate................................................................................................19
Payment Date.....................................................................................................10
Plan Assets Regulation...........................................................................................68
Pooling and Servicing Agreements.................................................................................28
Pre-Funding Period................................................................................................4
Rating Agency....................................................................................................32
Receivable Files..................................................................................................4


Receivable Pool...................................................................................................5
Receivable Rate...................................................................................................5
Receivables.......................................................................................................5
Registration Statement...........................................................................................11
Related Documents................................................................................................17
Repurchase Event.................................................................................................43
Sale and Servicing Agreements....................................................................................28
Schedule of Receivables..........................................................................................28
Service..........................................................................................................52
Servicer..........................................................................................................6
Servicer's Certificate...........................................................................................25
Servicing Fee.....................................................................................................4
Servicing Rate...................................................................................................34
Ship Mortgage Statutes...........................................................................................45
Shortfall Amount.................................................................................................64
Stripped Certificates............................................................................................20
Stripped Notes...................................................................................................12
Trust Agreements.................................................................................................28
Trust Documents..................................................................................................28
Trustee...........................................................................................................3


                                     ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in bookentry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in sameday funds.

      Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary crossmarket trading between CEDEL or Euroclear and The Depository Trust Company Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and The Depository Trust Company Participants.

      Non U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in bookentry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in The Depository Trust Company. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

      Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in sameday funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in sameday funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN THE DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to bookentry securities in sameday funds.

      TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in sameday funds.

      TRADING BETWEEN THE DEPOSITORY TRUST COMPANY SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be backvalued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process sameday funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the The Depository Trust Company seller on the settlement date. Thus, to the The Depository Trust Company Participant a crossmarket transaction will settle no differently than a trade between two The Depository Trust Company Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a The Depository Trust Company Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be backvalued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the backvaluation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a The Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the The Depository Trust Company Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION OF NONU.S. PERSONS (FORM W8). Beneficial owners of Notes that are nonU.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W8 (Certificate of Foreign Status). If the information shown on Form W8 changes, a new Form W8 must be filed within 30 days of such change.

          EXEMPTION FOR NONU.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
          4224). A nonU.S. Person, including a nonU.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NONU.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). NonU.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

          EXEMPTION FOR U.S. PERSONS (FORM W9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses to be incurred in connection with the offering of the Asset-Backed Certificates and the Asset-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission Registration Fee.............................
Printing and Engraving..........................................................
Legal Fees and Expenses.........................................................
Blue Sky Filing and Counsel Fees................................................
Accounting Fees and Expenses....................................................
Trustee Fees and Expenses.......................................................
Rating Agencies' Fees...........................................................
Miscellaneous Expenses..........................................................

      Total.....................................................................


---------------

* All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Fourteenth of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits and proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  EXHIBITS.

      The Exhibits filed as part of this Registration Statement are:


 *1.1   -- Form of Underwriting Agreement (for Grantor Trusts).
 *1.2   -- Form of Underwriting Agreement (for Owner Trusts).
 *3.1   -- Certificate of Incorporation of the Depositor.
 *3.2   -- Restated By-Laws of the Depositor.
 *4.1   -- Form of Pooling and Servicing Agreement among Bombardier Capital
           CF Inc., as Depositor, Bombardier Capital Inc., as Servicer, and the
            Owner Trustee (for Grantor Trusts).
 *4.2   -- Form of Sale and Servicing Agreement relating to Owner Trusts.
 *4.3   -- Form of Trust Agreement relating to Owner Trusts.
 *4.4   -- Form of Indenture between the Trust and the Indenture Trustee, including form of Note.
 *5.1   -- Opinion and consent of Morgan, Lewis & Bockius LLP with respect to legality.
 *8.1   -- Opinion and consent of Morgan, Lewis & Bockius LLP with respect to tax
*23.2   -- Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit
           5.1).
*23.3   -- Consent of Morgan, Lewis & Bockius LLP (included as part of
           Exhibit 8.1).
*25.1   -- Form of T-1 Statement of Eligibility under the Trustee Indenture Act of
           1939 of the Indenture Trustee.


--------
*To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

      The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Owner Trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

      Pursuant to the Requirements of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on the 15th Day of July, 1999.

                                       BOMBARDIER CAPITAL CF II INC.




                                       By        /s/ George W. Calver
                                          ______________________________________
                                          Name:  George W. Calver
                                          Title: President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Calver and Andrew Baranowsky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the Requirements of the Securities Act, this Registration Statement Has Been Signed by the Following Persons in the Capacities and on the Date Indicated.


            SIGNATURE                           TITLE                             DATE





         /s/ George W. Calver           President (Principal                  July 15, 1999
_________________________________      Executive Officer) and
        George W. Calver                      Director



       /s/ Andrew Baranowsky       Treasurer (Principal Financial             July 15, 1999
_________________________________      and Accounting Officer)
        Andrew Baranowsky



        /s/ Blaine H. Filthaut                Director                        July 15, 1999
_________________________________
       Blaine H. Filthaut



        /s/ R. William Crowe                  Director                        July 15, 1999
_________________________________
        R. William Crowe


                                INDEX TO EXHIBITS


                                                                                             Page
                                                                                             ----

 *1.1   -- Form of Underwriting Agreement (for Grantor Trusts).

 *1.2   -- Form of Underwriting Agreement (for Owner Trusts).

 *3.1   -- Certificate of Incorporation of Bombardier Capital CF II Inc.

 *3.2   -- Restated By-Laws of Bombardier Capital CF II Inc.

 *4.1   -- Form of Pooling and Servicing Agreement among Bombardier Capital CF II Inc., as Depositor, Bombardier Capital Inc., as Servicer, and the Owner Trustee
           (for Grantor Trusts).

 *4.2   -- Form of Sale and Servicing Agreement relating to Owner Trusts.

 *4.3   -- Form of Trust Agreement relating to Owner Trusts.

 *4.4   -- Form of Indenture between the Trust and the Indenture Trustee, including form of Note.

 *5.1   -- Opinion and consent of Morgan, Lewis & Bockius LLP with respect to legality.

 *8.1   -- Opinion and consent of Morgan, Lewis & Bockius LLP with respect to tax matters.

*23.2   -- Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit
           5.1).

*23.3   -- Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 8.1).

*25.1   -- Form of T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of the Indenture Trustee.



--------
*To be filed by amendment.